UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.    )

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Commission File No. 0-20572

PATTERSON COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PATTERSON COMPANIES, INC.

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

August 7, 2012

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Patterson Companies, Inc. to be held at 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 10, 2012, at 4:30 p.m. local time.

At the meeting you will be asked to vote for the election of five directors, to consider and vote upon an amendment to our Bylaws, to consider and vote upon an amendment to our Amended and Restated Equity Incentive Plan, to consider and vote upon an amendment to our Amended and Restated Employee Stock Purchase Plan, and to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2013. I encourage you to vote for the nominees for director, for the amendment to our Bylaws, for both plan amendments, and for ratification of the appointment of Ernst & Young LLP.

We also are asking you to vote upon an advisory proposal concerning our executive compensation program. We have included this proposal as a result of the “say-on-pay” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

In addition, we will vote upon one shareholder proposal.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope, or follow the telephone or Internet voting instructions that appear on the enclosed proxy card.

Very truly yours,

PATTERSON COMPANIES, INC.

/s/ Peter L. Frechette

___________________________________

Peter L. Frechette

Chairman

PATTERSON COMPANIES, INC.

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

NOTICE

OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 10, 2012

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Patterson Companies, Inc., a Minnesota corporation, will be held at 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 10, 2012, at 4:30 p.m. central time, or any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect four directors to have terms expiring in 2015 and one director to have a term expiring in 2014, and until their successors shall be elected and duly qualified;

2.	To consider and vote upon a proposal to amend our Bylaws to implement the declassification of our Board;

3.	To consider and vote upon a proposal to amend our Amended and Restated Equity Incentive Plan to extend the duration of the plan to June 12, 2022;

4.	To consider and vote upon a proposal to amend our Amended and Restated Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 4,750,000 to 6,750,000;

5.	To consider and vote upon an advisory proposal concerning our executive compensation program;

6.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2013;

7.	To vote upon a shareholder proposal regarding the adoption of cumulative voting; and

8.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on July 13, 2012 are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States, or follow the telephone or Internet voting instructions that appear on the enclosed proxy card. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Matthew L. Levitt

___________________________________

Matthew L. Levitt

Secretary

St. Paul, Minnesota

August 7, 2012

i

(continued)

ii

PATTERSON COMPANIES, INC.

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 10, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the Board of Directors of Patterson Companies, Inc. and contains information relating to the annual meeting of shareholders to be held on Monday, September 10, 2012, beginning at 4:30 p.m. central time, at Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120. This proxy statement and accompanying proxy card are being distributed on or about August 7, 2012.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on September 10, 2012

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials on the Internet. “Proxy materials” means this proxy statement, our 2012 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at http://equitymarketpartners.com/PDCO/ARs.htm.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following items of business:

1.	The election of four directors to have terms expiring in 2015 and one director to have a term expiring in 2014, and until their successors shall be elected and duly qualified;

2.	Approval of an amendment to our Bylaws to implement the declassification of our Board;

3.	Approval of an amendment to our Amended and Restated Equity Incentive Plan to extend the duration of the plan to June 12, 2022;

4.	Approval of an amendment to our Amended and Restated Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 4,750,000 to 6,750,000;

5.	Advisory approval of our executive compensation program;

6.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2013; and

7.	A shareholder proposal regarding the adoption of cumulative voting.

Shareholders will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the Board’s recommendations?

Our Board of Directors recommends that you vote:

•	FOR election of each of the nominees for director (see Proposal No. 1);

•	FOR approval of the amendment to our Bylaws (see Proposal No. 2);

•	FOR approval of the amendment to our Amended and Restated Equity Incentive Plan (see Proposal No. 3);

•	FOR approval of the amendment to our Amended and Restated Employee Stock Purchase Plan (see Proposal No. 4);

•	FOR advisory approval of our executive compensation program (see Proposal No. 5);

•	FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2013 (see Proposal No. 6); and

•	AGAINST the shareholder proposal regarding the adoption of cumulative voting (see Proposal No. 7).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of July 13, 2012, the record date for the meeting, we had 108,795,021 shares of common stock outstanding and approximately 2,482 shareholders of record. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

Does the way in which I hold my shares affect how I submit my vote?

Yes. Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to July 13, 2012, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 4:15 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Matthew L. Levitt, or hand-delivered to Mr. Levitt before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Proposal No. 1.    Assuming the presence of a quorum, election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting.

Proposal Nos. 2 through 7.    Assuming the presence of a quorum, the affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, will be required for approval of each of these proposals. Abstentions will be considered shares entitled to vote in the tabulation of votes cast and will have the same effect as negative votes on each of these proposals.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a proposal has been approved.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

With respect to the first proposal, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. With respect to each of the second through seventh proposals, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board of Directors (FOR election of each of the nominees for director named in the proxy statement, FOR approval of the amendment to our Bylaws, FOR approval of the amendment to our Amended and Restated Equity Incentive Plan, FOR the amendment to our Amended and Restated Employee Stock Purchase Plan, FOR advisory approval of our executive compensation program, FOR ratification of the appointment of independent auditors, and AGAINST the shareholder proposal regarding cumulative voting).

Who will count the proxy votes?

All votes will be tabulated by Wells Fargo Shareowner Services as the inspector of election for the meeting. Such firm will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Scott P. Anderson or R. Stephen Armstrong, or his nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our Board of Directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, as nearly equal in number as possible, with the term of office of a class expiring each year. Directors are elected for staggered terms of three years and until their successors are elected and duly qualified. Scott P. Anderson, Ellen A. Rudnick, Harold C. Slavkin and James W. Wiltz have been nominated to serve three-year terms expiring in 2015, and Jody H. Feragen, who joined the Board of Directors in September 2011, has been nominated to serve a two-year term expiring in 2014. There are six other directors whose terms of office do not expire in 2012. There are no family relationships between any director or officer. Although adoption of Proposal No. 2 will have no effect on the election of directors at the 2012 annual meeting, please see “Proposal No. 2 Amendment to Bylaws” for information regarding the proposed Bylaw amendment designed to implement the declassification of our Board.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees, except for those proxies that withhold such authority. As noted above, shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies shall, in their discretion, determine. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Set forth below is certain information concerning the nominees for election as director and the six directors whose terms of office do not expire in 2012.

Name	Age	Principal Occupation	Position with Patterson	Director Since
Scott P. Anderson	45	President and Chief Executive Officer of Patterson Companies, Inc.	President, Chief Executive Officer and Director	2010

John D. Buck	62	Chief Executive Officer of Whitefish Ventures, LLC	Director	2006

Jody H. Feragen	56	Executive Vice President and Chief Financial Officer of Hormel Foods Corp.	Director	2011

Peter L. Frechette	74	Chairman of Patterson Companies, Inc.	Chairman	1983

Andre B. Lacy	72	Chairman of the Board of LDI Ltd., LLC	Director	1989

Charles Reich	70	Former Executive Vice President of 3M Health Care	Director	2005

Ellen A. Rudnick	61	Executive Director and Clinical Professor at the University of Chicago Booth School of Business	Director	2003

Harold C. Slavkin	74	Professor at the University of Southern California School of Dentistry	Director	2001

Brian S. Tyler	45	President of McKesson US Pharmaceutical, a division of McKesson Corporation	Director	2009

Les C. Vinney	63	Former President and Chief Executive Officer, STERIS Corporation	Director	2008

James W. Wiltz	67	Former President and Chief Executive Officer of Patterson Companies, Inc.	Director	2001

Nominees for Election as Director for Terms Expiring at the Annual Meeting in 2015

Scott P. Anderson, age 45, was elected the President and Chief Executive Officer of Patterson Companies, Inc. in April 2010. Mr. Anderson has worked with Patterson since 1993. Prior to June 2006 when he became President of Patterson Dental Supply, Inc., Patterson’s largest business, Mr. Anderson held senior management positions in the dental unit, including Vice President, Sales, and Vice President, Marketing. Mr. Anderson started his career as a territory sales representative in the dental business before becoming national equipment manager, manager of the San Francisco branch and manager of the Minnesota branch, two of Patterson’s largest dental branch offices. Mr. Anderson has served as a director of C.H. Robinson Worldwide, Inc. since January 2012. Mr. Anderson became one of our directors in June 2010. Mr. Anderson brings over 18 years of leadership and dental industry experience to our Board.

Ellen A. Rudnick, age 61, has served as Executive Director and Clinical Professor of the Polsky Center for Entrepreneurship at the University of Chicago Booth School of Business since March 1999. She served as Chairman of Pacific Biometrics, a medical diagnostics company which she co-founded, from 1993 to 1999; President of HCIA and CEO of Healthcare Knowledge Resources, both healthcare information service companies, from 1990 to 1992; and served in a variety of capacities at Baxter Healthcare from 1975 to 1990, including Corporate Vice President of Baxter Healthcare and President and Founder of Baxter Management Services Division. Ms. Rudnick also served as Founder and Chairman of CEO Advisors, a consulting firm established in 1992. Ms. Rudnick also serves as director of First Midwest Bancorp, Inc., HMS Holdings Corporation and Liberty Mutual Insurance Company. She has been one of our directors since December 2003. Ms. Rudnick brings experience with small businesses (our customer base), the medical products industry, academia and entrepreneurship to our Board.

Harold C. Slavkin, age 74, was the Dean of the University of Southern California School of Dentistry from August 2000 until his retirement in December 2008. Dr. Slavkin continues to be a member of the faculty of the USC School of Dentistry. Dr. Slavkin joined USC after serving as the sixth director of the National Institute of Dental and Craniofacial Research, one of the National Institutes of Health. Dr. Slavkin is a member of the Institute of Medicine of the National Academy of Sciences, a Fellow of the American Association for the Advancement of Science, a Fellow of both the American College of Dentistry and the International College of Dentistry, Past-President of the American Association for Dental Research and a member of the International Association for Dental Research. In 1968, Dr. Slavkin joined the faculty of the USC School of Dentistry. He has been one of our directors since December 2001. Dr. Slavkin brings leadership and dental industry experience, including experience in academia, dental research, government and private dental practice, to our Board.

James W. Wiltz, age 67, served as our President and Chief Executive Officer from May 2005 until his retirement in April 2010. Mr. Wiltz served as our President and Chief Operating Officer from April 2003 through May 2005. He began working with us in September 1969. From 1996 to 2003, Mr. Wiltz served as President of our subsidiary, Patterson Dental Supply, Inc. Since January 2010, Mr. Wiltz has served as a director of HealthEast Care System, a non-profit healthcare provider, and on its finance committee. He has been one of our directors since March 2001. Mr. Wiltz brings over 40 years of leadership, strategic and industry experience working for Patterson to our Board.

Nominee for Election as Director for a Term Expiring at the Annual Meeting in 2014

Jody H. Feragen, age 56, has served as Executive Vice President and Chief Financial Officer of Hormel Foods Corp., a multinational marketer and manufacturer of brand name food and meat products, since November 2010. Ms. Feragen served as Hormel’s Senior Vice President and Chief Financial Officer from January 2007 to October 2010 and Hormel’s Vice President (Finance) and Treasurer from October 2005 to December 2006. She also has served on Hormel’s board of directors since 2007. She has been one of our directors since September 2011. Ms. Feragen brings extensive experience in public company financial management to our Board.

Directors Whose Terms Expire at the Annual Meeting in 2013

John D. Buck, age 62, has served as Chief Executive Officer of Whitefish Ventures, LLC, which provides financial services and strategic business expertise to small companies, since 2000. Mr. Buck was Chief Executive Officer of Medica, the second largest health benefits plan in Minnesota, from February 2002 to May 2003. From 1996 to 2000, he worked for Fingerhut Companies, Inc. with his last assignment as President and Chief Operating Officer, and played an integral role in developing the business services area of the company. Prior to Fingerhut, Mr. Buck was Vice President of Administration at Alliant Techsystems, a leading supplier of aerospace and defense technologies. Prior to that, Mr. Buck spent 21 years at Honeywell, Inc., including a four-year international posting, and most recently serving as Vice President of Administration. Mr. Buck is Chairman of the Board of Directors of Medica, serves as a director of ValueVision Media, Inc./Shop NBC and serves on the Board of Trustees of William Mitchell College of Law. He has been one of our directors since December 2006. Mr. Buck brings financial, strategic and leadership experience, including health benefit plan experience, to our Board.

Peter L. Frechette, age 74, currently serves as our Chairman of the Board and has held that position since May 1985. He served as our Chief Executive Officer from September 1982 through May 2005 and as our President from September 1982 to April 2003. He has been one of our directors since March 1983. Prior to joining us, Mr. Frechette was employed by American Hospital Supply Corporation for 18 years, the last seven of which he served as President of its Scientific Products Division. Mr. Frechette brings over 25 years of leadership, strategic and industry experience as an executive officer of Patterson to our Board.

Charles Reich, age 70, has been retired since October 2004. From October 2002 to October 2004, Dr. Reich served as Executive Vice President of 3M Health Care, a business segment of 3M Company. Dr. Reich joined 3M Company in 1968 as a research chemist and assumed a variety of management positions in the Research & Development organization before moving to business management in 1989. He held a variety of management and executive positions, including international postings, within 3M Company since that time. He also served as a member of the Executive Advisory Board, Juran Center for Leadership in Quality at the University of Minnesota. From July 2004 to February 2010, Dr. Reich served as a director of Imation Corp. He has been one of our directors since December 2005. Dr. Reich brings strategic business experience in the healthcare field, including experience in the dental products business as well as international experience, to our Board.

Brian S. Tyler, age 45, currently serves as President of McKesson US Pharmaceutical, a division of McKesson Corporation, that distributes branded, generic, OTC and other products to retail chain, independent and hospital pharmacies. Mr. Tyler has held a variety of management positions during his career with McKesson, which began in 1997, including serving as President of McKesson Medical Surgical Group and of the McKesson Specialty division and Senior Vice President of Business Development and Strategy. Mr. Tyler currently serves on the Government Affairs committee of the Healthcare Distribution Management Association, previously served on the board of directors of Health Industry Distributors Association and served on the board of directors of VistaCare until its merger with another company in 2008. He has been one of our directors since December 2009. Mr. Tyler brings management experience, including experience as an executive of a healthcare products distribution company, to our Board.

Directors Whose Terms Expire at the Annual Meeting in 2014

Andre B. Lacy, age 72, has served as Chairman of the Board of LDI Ltd., LLC since 1992. Mr. Lacy served as LDI Ltd., LLC’s Chief Executive Officer from 1986 through 2006. LDI Ltd., LLC is an industrial and investment limited liability company. Mr. Lacy is Director Emeritus of FinishMaster, Inc. Mr. Lacy also serves as a director of Herff Jones, Inc., Hulman & Company and Indianapolis Motor Speedway Corporation. Mr. Lacy has been one of our directors since 1989 and has served as our Lead Director since 2004. Mr. Lacy brings strategic and leadership experience as Chairman and Chief Executive Officer of a company in the distribution business to our Board.

Les C. Vinney, age 63, is the former President and Chief Executive Officer of STERIS Corporation, a leading provider of infection prevention and surgical products and services for the healthcare, pharmaceutical and research markets. He was President and Chief Executive Officer of STERIS Corporation from 2000 to 2007, after which time he served as Senior Advisor to STERIS Corporation until his retirement in 2009. Prior to becoming President and Chief Executive Officer, he was such company’s Senior Vice President, Finance and Operations. He previously held various senior management positions with Goodrich Corporation (formerly B.F. Goodrich), including Chief Financial Officer. Mr. Vinney also serves as a director of Campbell Soup Company. He has been one of our directors since December 2008. Mr. Vinney brings financial, strategic and industry experience, including experience as an executive officer of a healthcare products company, to our Board.

Vote Required

Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The Board of Directors recommends that you vote FOR the election of the nominees listed above.

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

The Board of Directors represents the interests of our shareholders as a whole and is responsible for directing the management of the business and affairs of our company, as provided by Minnesota law. The Board held four meetings and took action by written consent twice during fiscal year 2012. In addition to meetings of the full Board, directors also attended committee meetings. Each director then in office attended at least 75% of all of the meetings of the Board and of those committees on which he or she served.

The Board is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. The Board has affirmatively determined the independence under that rule as to each of the directors who are identified as independent directors in the chart that appears below within the subsection captioned “Committee Overview.”

The independent members of the Board meet in executive session at each regular meeting of the Board, with no members of management present.

Our company has adopted and published our Principles of Business Conduct and Code of Ethics. The Principles of Business Conduct and Code of Ethics satisfy the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. The Principles of Business Conduct and Code of Ethics are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. We intend to disclose any amendment to or waiver from a provision of our Principles of Business Conduct and Code of Ethics that requires disclosure on our website at www.pattersoncompanies.com.

Leadership Structure and Risk Oversight

In 2005, the Board of Directors established a leadership structure in which responsibilities are allocated between the Chairman of the Board and the Chief Executive Officer. The Chief Executive Officer is responsible for setting strategic direction, leading the company day-to-day and, ultimately, the company’s performance, while the Chairman provides guidance, establishes priorities and procedures for the work of the Board and presides over meetings of the full Board. A separate Lead Director chairs the Governance Committee, which performs the core function of providing the overall protocol for Board operation. The Board believes this allocation of responsibilities between these three positions provides for strong and dynamic Board leadership. The Board has the discretion to combine the roles of Chairman and Chief Executive Officer in the future if it deems it advisable and in the best interest of the company to do so.

Our management is primarily responsible for assessing and managing risk, while the Board oversees and reviews certain aspects of the company’s risk management efforts. As part of that oversight, the Board meets regularly to discuss the strategic direction and the issues and opportunities facing the company. Throughout the year, the Board provides guidance to management regarding strategy and critically reviews operating plans that are intended to implement that strategy. Each year, the Board holds an extensive meeting with senior management dedicated to discussing and reviewing operating plans and overall corporate strategy. A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is conducted during that meeting. The involvement of the Board in setting business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the company. Also, more particularly, and as discussed below, the Audit Committee focuses on oversight of financial risks relating to the company; the Compensation Committee focuses primarily on risks relating to remuneration of officers and other employees; and the Governance Committee focuses on reputational and corporate governance risks relating to the company.

Committee Overview

Our Board of Directors has an Audit Committee, a Compensation Committee and a Governance Committee. Our Governance Committee also functions as our nominating committee. Each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. In addition, each member of the Audit Committee is independent as defined in Exchange Act Rule 10A-3 and each member of the Compensation Committee is a non-employee director and is an outside director under the rules of the Securities and Exchange Commission and the Internal Revenue Service, respectively.

Each committee has a charter, all of which are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. Such committees review their respective charters and recommend any changes to them as part of their annual performance evaluations. These charters were last reviewed in June 2012, at which time no substantive revisions were made.

The following table shows the current membership of the committees and identifies our independent directors:

Name	Audit	Compensation	Governance	Independent Director
Scott P. Anderson
John D. Buck	X		X	X
Jody H. Feragen	X		X	X
Peter L. Frechette
Andre B. Lacy		X	X	X
Charles Reich		X	X	X
Ellen A. Rudnick		X	X	X
Harold C. Slavkin	X		X	X
Brian S. Tyler		X	X	X
Les C. Vinney		X	X	X
James W. Wiltz

The committees meet throughout the year, with regularly scheduled meetings held adjacent to the Board’s regularly scheduled meetings. The Audit Committee also meets after each quarter end, but prior to the release of earnings, with management and our independent registered public accounting firm to review the results of the most recently completed fiscal period, and then meets again prior to our filing with the Securities and Exchange Commission of the related periodic report. Additional meetings by the three committees, either by phone or in person, are called when deemed necessary or desirable. The chairperson of each committee, with the advice and consultation of management and the committee’s outside advisors, if any, sets the committee’s annual calendar and the agenda for each meeting. Committee members receive detailed materials related to the topics on the agenda prior to each meeting.

Committee Responsibilities

The Audit Committee, chaired by Mr. Buck, is empowered by the Board of Directors to review our financial books and records in consultation with our accounting and auditing staff and our independent registered public accounting firm and to review with our accounting staff and independent registered public accounting firm the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. The Audit Committee held 12 meetings during fiscal year 2012.

The Compensation Committee, chaired by Dr. Reich, is authorized by the Board to establish general levels of compensation for our officers, to set the annual compensation of each of our executive officers, to grant options and make other awards to employees under our Amended and Restated Equity Incentive Plan, and to review and approve our compensation and benefit plans. The Compensation Committee held four meetings during fiscal year 2012.

The Governance Committee, chaired by Mr. Lacy as Lead Director, performs the core function of providing the overall protocol for Board operation. It also serves as the nominating committee, making recommendations as to nominees to serve as members of the Board and regarding the composition of the committees of the Board. The committee’s responsibilities include establishing criteria for Board and committee membership, considering rotation of committee members, reviewing candidates’ qualifications and any potential conflicts with our interests, assessing the contributions of current directors in connection with their re-nomination, and making recommendations to the full Board on how to improve the effectiveness of the Board. The committee believes that diversity of viewpoints, backgrounds, skills, experience and expertise is a key attribute for directors. As a result, the committee seeks to have a diverse Board that is representative of its customer, employee and shareholder base. The committee carefully considers diversity when considering nominees for director and periodically reviews its recruitment and selection protocols to ensure that diversity remains a component of each director search.

The Governance Committee also has the responsibility to oversee and review our processes for providing information to the Board. The committee, in conjunction with the Chairman, also completes an annual review of the performance of our Chief Executive Officer. In addition, the committee has responsibility to recommend to the Board a succession plan for the Chief Executive Officer and review programs created and maintained by management for the development and succession of other executive officers and any other individuals identified by management or the committee. The Governance Committee also sets director compensation. The Governance Committee held four meetings during fiscal year 2012.

Audit Committee Matters

Our Audit Committee was established in accordance with Section 3(a)(58) of the Exchange Act. As noted above, each member of the committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of the committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

Pursuant to our listing agreement with the NASDAQ Stock Market, each member of the committee is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement, and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, our Board of Directors has determined that Jody H. Feragen is an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-K.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements included in the company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2012 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in the financial statements.

The committee reviewed with Ernst & Young LLP, the independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee by the statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the committee has discussed with Ernst & Young the firm’s independence from management and the company, including the matters in the written disclosures and the letter the committee received from Ernst & Young as required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services performed by Ernst & Young during the year on such firm’s independence prior to the commencement of the non-audit services.

The committee discussed with the company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The committee meets with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board approved) that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 28, 2012, for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, and seek shareholder ratification of, the selection of the company’s independent registered public accounting firm for the year ending April 27, 2013.

Respectfully submitted,

/s/ John D. Buck, Chairman

/s/ Jody H. Feragen

/s/ Harold C. Slavkin

The Audit Committee

Compensation Committee Procedures

The Board of Directors has determined that each member of the Compensation Committee is independent of management and the company. Further, each member of the committee is an independent director, is a non-employee director, and is an outside director under the applicable rules of NASDAQ, the Securities and Exchange Commission and the Internal Revenue Service, respectively.

The committee has the dual responsibility of serving the interests of the shareholders and serving as an advisor to management. The committee assists the Board in fulfilling its responsibility to the shareholders so that our executive officers and certain other officers and managers are compensated in accordance with the company’s total compensation objectives and executive compensation policy. Management assists the committee by advising and recommending compensation policies, strategies and pay levels necessary to establish appropriate incentives for management and employees that are aligned with business strategies and goals that the committee believes will drive competitive advantage and deliver sustainable returns to shareholders. The committee does not delegate any of its duties or responsibilities to any subcommittee or other person. The committee’s specific responsibilities are to:

•	Evaluate annually the Chief Executive Officer’s and other executive officers’ compensation levels and payouts;

•

Determine for the Chief Executive Officer and other executive officers all components of compensation, including annual base salary, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, change in control provisions or agreements, severance agreements, benefits, supplemental benefits and any special financial programs;

•	Review and recommend to the Board any equity compensation program involving the use of our company’s securities, including stock options and restricted stock;

•	When appropriate, select, retain and terminate independent compensation consultants to advise the committee;

•	Administer the compensation for the Chief Executive Officer and other executive officers and ensure consistency with our company’s executive compensation policy;

•

Advise and assist our company in defining its total compensation policy, review and comment on the compensation program to ensure that it supports our company’s strategic and financial plans, review and recommend to the Board for approval new incentive plans that are consistent with the total compensation policy, and monitor the appropriateness of payouts;

•	Review retirement plans to ensure they are meeting company objectives and are in compliance with relevant regulations;

•	Review the establishment, amendment and termination of employee benefits plans, including equity plans, and oversee the operation and administration of such plans;

•

Review our company’s compensation policies for regulatory and tax compliance, including structuring compensation programs to preserve tax deductibility and, as required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code (the “Code”);

•	Include a report on executive compensation in our company’s proxy statement as required by Securities and Exchange Commission rules;

•

Review and discuss with management the Compensation Discussion and Analysis required by Securities and Exchange Commission Regulation S-K, Item 402, and determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our company’s annual proxy statement for the annual meeting of shareholders;

•	Annually review its charter and make recommendations for changes to the Board; and

•	Fulfill such other duties and responsibilities as may be assigned to the committee by the Board and/or Chairman of the Board.

In fulfilling its duties and responsibilities, the committee may hire independent consultants, confer with our internal human resource professionals and consult with our Chief Executive Officer and other members of management. In fiscal year 2012, the committee engaged Towers Watson, an independent compensation consultant that has no other ties to our company or its management, to review compensation competitiveness, pay-for-performance, and short-term and long-term incentive compensation design. The committee believes that Towers Watson is independent of our management. Our management has not engaged Towers Watson to provide any other services to our company.

During the committee meetings held in fiscal year 2012, certain members of management were present to address specific topics within the scope of their responsibilities. In addition, Messrs. Anderson and Armstrong attended several of the meetings to provide certain recommendations to the committee regarding the compensation of other executive officers and to discuss the financial implications of various compensatory awards and benefit programs. Messrs. Anderson and Armstrong were not present during the committee’s discussion and determination of their respective compensation.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are identified by name in the “Compensation” column of the chart that appears above within the subsection captioned “Committee Overview.” None of the members of the committee was an officer or employee of Patterson Companies, Inc. during fiscal year 2012 or in any prior year, and none of the members of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks as described in Item 407(e)(4) of Regulation S-K.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that appears herein with management. Based on such review and discussions, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended April 28, 2012.

Respectfully submitted,

/s/ Charles Reich, Chairman

/s/ Andre B. Lacy

/s/ Ellen A. Rudnick

/s/ Brian S. Tyler

/s/ Les C. Vinney

The Compensation Committee

Governance Committee Procedures for Nominations

Our Governance Committee has identified nominees based upon suggestions by non-management directors, executive officers, shareholders and third-party search firms. Our director selection criteria include: integrity; high level of education and/or business experience; broad-based business acumen; understanding of our business and industry; strategic thinking and willingness to share ideas; network of contacts; and diversity of experiences, expertise and backgrounds among members. The committee has used these criteria to evaluate potential nominees. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation.

In prior years, the committee has engaged third-party search firms to provide assistance in the identification and evaluation of potential nominees, whose qualifications and independence are then thoroughly evaluated by the committee. The committee has paid fees to third-party search firms for such assistance, including the identification and evaluation of Jody H. Feragen, who joined our Board in September 2011.

It is the committee’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the committee does not perceive a need to increase the size of the Board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Nomination Procedures

To submit a recommendation of a director candidate to the Governance Committee, a shareholder must submit the following information in writing, addressed to the Lead Director, care of the Corporate Secretary, at the main office of Patterson Companies, Inc.:

(1)	The name of the person recommended as a director candidate;

(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)	As to the shareholder making the recommendation, the name and address, as they appear on the books of Patterson Companies, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5)	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Our Bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our Corporate Secretary not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. A copy of our Bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt.

Minimum Qualifications

In carrying out its responsibility to find the best-qualified persons to serve as directors, the Governance Committee will consider appropriate data with respect to each suggested candidate, consisting of business experience, educational background, current directorships, involvement in legal proceedings during the last ten years which are material to the evaluation of the integrity of the candidate, and an indication of the willingness of the candidate to serve as a director.

In addition, prior to nominating an existing director for re-election to the Board, the committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and his or her independence.

Communications with Board Members

The Board of Directors has provided the following process for interested persons to send communications to the Board and/or individual directors. All communications from shareholders should be addressed to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at the company’s address. All communications sent to the chair of the Audit Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the Board in the care of the Corporate Secretary will be reviewed by him to ensure that such communications relate to the business of our company or its subsidiaries before being reviewed by the Board.

Board Member Attendance at Annual Meetings

We encourage all of our directors to attend the annual meeting of shareholders. We generally hold a Board of Directors meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All directors then in office attended the 2011 annual meeting of shareholders, except that Brian S. Tyler was unable to attend.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee directors receive cash compensation and equity-based compensation for their service on our Board of Directors. During fiscal year 2012, non-employee directors received an annual retainer of $35,000 plus $1,500 per board meeting attended. Audit Committee members received an additional annual retainer of $4,000 during fiscal year 2012. During fiscal year 2013, non-employee directors will receive an annual retainer of $62,000, but will no longer receive meeting fees. We will continue to pay an additional annual retainer of $4,000 to Audit Committee members during fiscal year 2013. Commencing fiscal year 2013, we also will pay an additional annual retainer of $10,000 to the chairperson of each committee of the Board. Directors are also reimbursed for all reasonable out-of-pocket expenses incurred in connection with their service on our Board.

Non-employee directors also receive stock option awards and restricted stock awards under our Amended and Restated Equity Incentive Plan. Upon election to the Board, whether elected by the shareholders or by the Board to fill a vacancy, a non-employee director receives a stock option award for 12,000 shares. Thereafter, on the date of the annual meeting of shareholders, each reelected or continuing non-employee director receives a restricted stock award. For fiscal year 2012, each such restricted stock award was for a number of shares approximately equal in value to $80,000. The value of such restricted stock awards is adjusted annually. For fiscal year 2013, each reelected or continuing non-employee director will receive a restricted stock award for a number of shares approximately equal in value to $100,000. However, if a non-employee director has received an initial stock option award within six months of an annual restricted stock award, such initial stock option award is in lieu of that year’s annual restricted stock award. Initial stock option awards and annual restricted stock awards vest to the extent of one-third every year, commencing upon the first anniversary of the date of grant. All stock options expire upon the earlier of ten years from the date of award or one year from the date of termination of service as a director. Unvested restricted stock awards are forfeited on the 30th day after termination of service as a director.

Because Messrs. Anderson and Frechette served as directors and employees of our company during fiscal year 2012, information regarding their compensation is set forth within the section captioned “Executive Compensation.”

Compensation of Directors

The following table sets forth the compensation of our non-employee directors for fiscal year 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John D. Buck	45,000	80,013	—	—	—	—	125,013
Ronald E. Ezerski(c)	18,125	—	—	—	—	—	18,125
Jody H. Feragen(d)	26,875	—	95,160	—	—	—	122,035
Andre B. Lacy	41,000	80,013	—	—	—	—	121,013
Charles Reich	41,000	80,013	—	—	—	—	121,013
Ellen A. Rudnick	41,000	80,013	—	—	—	—	121,013
Harold C. Slavkin	45,000	80,013	—	—	—	—	125,013
Brian S. Tyler	39,500	80,013	—	—	—	—	119,513
Les C. Vinney	41,000	80,013	—	—	—	—	121,013
James W. Wiltz	41,000	80,013	—	—	—	—	121,013

(a)	Represents the aggregate grant date fair value of the 2,946 shares of restricted stock awarded to each non-employee director on September 12, 2011, computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate the value of awards is set forth in Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 28, 2012.

The aggregate number of unvested shares of restricted stock outstanding at fiscal year-end 2012 held by those who served as non-employee directors during fiscal year 2012 was as follows:

Name	Number of Shares of Restricted Stock
John D. Buck	5,816
Ronald E. Ezerski	2,870
Jody H. Feragen	—
Andre B. Lacy	5,816
Charles Reich	5,816
Ellen A. Rudnick	5,816
Harold C. Slavkin	5,816
Brian S. Tyler	4,874
Les C. Vinney	5,816
James W. Wiltz	4,874
Total	47,514

(b)	Represents the aggregate grant date fair value of the option for the purchase of 12,000 shares of common stock awarded to Ms. Feragen on September 13, 2011, computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate the value of such award is set forth in Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 28, 2012.

The aggregate number of unexercised stock options outstanding at fiscal year-end 2012 held by those who served as non-employee directors during fiscal year 2012 was as follows:

Name	Number of Stock Options
John D. Buck	12,000
Ronald E. Ezerski	30,926
Jody H. Feragen	12,000
Andre B. Lacy	57,454
Charles Reich	29,000
Ellen A. Rudnick	53,000
Harold C. Slavkin	29,940
Brian S. Tyler	12,000
Les C. Vinney	4,000
James W. Wiltz	—
Total	240,320

(c)	Mr. Ezerski retired from our Board of Directors on September 12, 2011.

(d)	Ms. Feragen joined our Board of Directors on September 13, 2011.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 13, 2012, unless otherwise noted, by (a) each person who is known to us to own beneficially more than 5% of our common stock, (b) each director and nominee for director, (c) each executive officer named in the Summary Compensation Table below, and (d) the directors and executive officers as a group. The table lists voting securities, including restricted stock held by our directors and executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each person identified below has sole voting and investment power over the shares reported. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock and none of the stated shares has been pledged as security.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Delaware Charter Guarantee & Trust Company	19,244,746	(3)	17.7%
1013 Centre Road
Wilmington, DE 19805
Peter L. Frechette	4,538,803	(4)(5)	4.2%
R. Stephen Armstrong	154,062	(4)(6)	*
Andre B. Lacy	136,492	(7)(8)	*
James W. Wiltz	128,403	(9)	*
Scott P. Anderson	113,458	(4)(6)	*
Paul A. Guggenheim	100,359	(4)(6)	*
David P. Sproat	82,849	(4)(6)	*
Ellen A. Rudnick	68,338	(7)	*
George L. Henriques	59,191	(4)	*
Charles Reich	43,838	(7)	*
Harold C. Slavkin	38,820	(7)(10)	*
John D. Buck	33,338	(7)	*
Les C. Vinney	17,664		*
Brian S. Tyler	13,838	(7)	*
Jody H. Feragen	5,000	(7)	*
All directors and executive officers as a group (18 persons)	5,605,498	(11)	5.1%

*	Represents less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of common stock held by our Employee Stock Ownership Plan and Trust (the “ESOP”). Shares reported as owned by the ESOP trustee are also reported as beneficially owned by the executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee. Unless otherwise indicated, the address of each shareholder is c/o Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

(2)	Percentage of beneficial ownership is based on 108,795,021 shares outstanding as of July 13, 2012. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)	As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by Delaware Charter Guarantee & Trust Company dba Principal Trust Company as trustee for our ESOP on January 30, 2012, represents shares over which shared voting power and shared dispositive power is claimed. The ESOP is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). The securities reported include all shares held of record by the trustee. The trustee follows the directions of our company and/or ESOP participants with respect to voting and disposition of the shares. The trustee, however, is subject to fiduciary duties under ERISA. The trustee disclaims beneficial ownership of the reported shares. As of July 13, 2012, the number of shares reported as beneficially owned included approximately 3,605,363 shares held in the unallocated account of the ESOP and approximately 15,147,246 shares held in the allocated account of the ESOP.

(4)	Includes the following shares allocated to the ESOP account of the following persons: Peter L. Frechette (8,633 shares); R. Stephen Armstrong (12,150 shares); Scott P. Anderson (15,383 shares); Paul A. Guggenheim (11,799 shares); David P. Sproat (14,280 shares); and George L. Henriques (10,771 shares). The ESOP trustee has the right to receive, and the power to direct the receipt of, dividends from such shares.

(5)	Of the shares reported as beneficially owned, 1,569,922 shares are held by a revocable trust for the benefit of Mr. Frechette’s family members of which he is a trustee and 2,959,130 shares are held by Mr. Frechette’s Grantor Retained Annuity Trusts.

(6)	Includes shares purchasable by the named person under our Amended and Restated Equity Incentive Plan: R. Stephen Armstrong (7,288 shares); Scott P. Anderson (6,102 shares); Paul A. Guggenheim (3,124 shares); and David P. Sproat (10,002 shares).

(7)	Includes shares purchasable by the named person under our 2001 Non-Employee Directors’ Stock Option Plan and/or our Amended and Restated Equity Incentive Plan: Andre B. Lacy (57,454 shares); Ellen A. Rudnick (53,000 shares); Charles Reich (29,000 shares); Harold C. Slavkin (29,940 shares); John D. Buck (12,000 shares); Brian S. Tyler (8,000 shares); and Jody H. Feragen (4,000 shares).

(8)	Of the shares reported as beneficially owned, 57,900 shares are held in a revocable trust of which Mr. Lacy is the trustee and 7,800 shares are held by Mr. Lacy’s Grantor Retained Annuity Trust.

(9)	Of the shares reported as beneficially owned, 9,550 shares are held in trust for members of Mr. Wiltz’s family, 70,165 shares are held in a revocable trust of which Mr. Wiltz is a trustee, and 21,686 shares are held by Mr. Wiltz’s Grantor Retained Annuity Trust.

(10)	Of the shares reported as beneficially owned, 350 shares are held by Dr. Slavkin’s spouse.

(11)	Includes 84,740 shares allocated to ESOP accounts, 219,910 shares purchasable pursuant to the exercise of options, and 359,817 shares over which there is sole voting power but no investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than 10% shareholders complied with applicable filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our company is committed to a compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn will enable us to attract, retain and reward executive officers who contribute to our success. In keeping with our company’s compensation philosophy, the Compensation Committee’s goal is to provide market-competitive compensation packages that emphasize our commitment to consistent long-term profitable growth and our belief that a substantial portion of the total compensation received by our executive officers should be dependent upon the performance of the business annually and over time.

The Compensation Committee (the “Committee”) annually evaluates and determines all components of compensation for the Chief Executive Officer and the other executive officers. The Committee considers current salary ranges, salaries and bonus potential for each position, management’s overall salary objectives, the amount of compensation to be placed at risk, the use of short-term versus long-term incentives, the use of equity awards, the alignment of executive compensation with the enhancement of shareholder value, the levels of executive compensation relative to the compensation for all employees and other issues. The Committee also considers other available information, including other published reports, data and surveys not specifically prepared for the Committee, general compensation trends, market conditions, and the Committee members’ experience with other organizations. In addition, in fiscal year 2012, the Committee engaged Towers Watson, an independent compensation consultant that has no other ties to our company or its management, to review compensation competitiveness, pay-for-performance, and short-term and long-term incentive compensation design. Our compensation structure is the result of the Committee’s analysis of the effectiveness and competitiveness of the composition of our compensation structure, including cash (both base salary and annual incentives), equity and deferred compensation programs, compared to trends in the market as determined by publicly available data and as informed by our compensation consultant’s review.

In fiscal year 2009, a predecessor to Towers Watson worked with the Committee to refine our peer group of 17 companies in distribution, dental manufacturing, and general industries. In fiscal year 2012, the Committee further revised the peer group to 15 companies that more closely approximate the size of Patterson Companies. The current peer group includes local, regional and national market representatives that would potentially compete for the same talent that we would seek to recruit and retain. The names of such companies appear below:

C. H. Robinson Worldwide, Inc.	Henry Schein, Inc.	School Specialty, Inc.
Dentsply International Inc.	MSC Industrial Direct Co. Inc.	Sirona Dental Systems, Inc.
Donaldson Company, Inc.	MWI Veterinary Supply, Inc.	Thermo Fisher Scientific Inc.
Ecolab Inc.	Owens & Minor, Inc.	United Stationers Inc.
Fastenal Company	PSS World Medical, Inc.	W. W. Grainger, Inc.

Based on the foregoing reviews, the Committee has determined that the compensation of the Chief Executive Officer and the other executive officers named in the Summary Compensation Table below is consistent with our compensation philosophy, properly aligned with performance as compared to our peer group, market-competitive, reasonable and not excessive.

Compensation Policies

Employment Agreements:    We have not entered into any employment agreements with our named executive officers. All of our named executive officers are employed at will.

Change-in-Control Arrangements:    In July 1999, we entered into a letter agreement with R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. Pursuant to the agreement,

Mr. Armstrong is entitled to receive certain benefits upon a change-in-control termination. If (a) within the 210 calendar-day-period immediately following a change-in-control Mr. Armstrong’s employment is terminated for any reason other than death, cause, disability or retirement, (b) within such 210 calendar-day-period, Mr. Armstrong terminates his employment for good reason, or (c) prior to a change-in-control the termination of Mr. Armstrong’s employment was either a condition of the change-in-control or was at the request or insistence of a person (other than our company) related to the change-in-control, then we will make a lump-sum cash payment to Mr. Armstrong in an amount equal to the sum of (i) 12 times his monthly base compensation plus (ii) an amount equal to his target incentive under the then-existing management incentive plan at the 100% payout level. Further, on the first anniversary of the date of termination, we will make an additional lump-sum cash payment to Mr. Armstrong equal in amount to the aggregate initial lump-sum cash payment made under the letter agreement.

Our Amended and Restated Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan. Additionally, our Capital Accumulation Plan provides that on an event of acceleration, as defined in the plan, the restrictions on awards of restricted stock lapse and such stock becomes fully vested. The Committee also has the authority to cause options awarded under our 1992 Stock Option Plan to become fully vested in the event of a proposed sale of all or substantially all of the assets of our company or in the event of a merger of our company with or into another corporation.

Impact of Tax and Accounting Treatment on Compensation Decisions:    The Committee makes every reasonable effort to ensure that all compensation paid to our executives is fully deductible, provided it determines that application of applicable limits are consistent with our needs and executive compensation philosophy.

Our income tax deduction for executive compensation is limited by Section 162(m) of the Code to $1 million per executive per year, unless compensation above that amount is “performance-based.” This limit applies to our Chief Executive Officer and the other named executive officers. They are identified in the Summary Compensation Table below. We have not had any deductions limited by Section 162(m) of the Code to date.

Stock Ownership Guidelines:    In March 2007, the Committee established stock ownership guidelines, which were approved by the Board of Directors, for our key executives and non-employee directors. We believe that promoting share ownership aligns the interests of our key executives with those of our shareholders and provides strong motivation to build shareholder value. We plan to periodically review the stock ownership guidelines. Under the stock ownership guidelines, key executives are expected to own shares of a value equal to a multiple of their annual base pay as follows:

•	Chief Executive Officer – 5x

•	Subsidiary Presidents, Chief Financial Officer and Chief Information Officer – 3x

•	Corporate and Subsidiary Vice Presidents – 2x

Our guidelines also provide that non-employee directors are expected to own shares of a value equal to a multiple of five times their annual cash retainer.

Executives and directors are expected to achieve target levels over a period of five years. If an executive or director is below the guideline, he or she is expected to retain 75% of the net shares (after satisfying tax obligations) received upon exercise of a stock option or lapsing of restrictions on restricted stock. If the executive or director has met the minimum ownership guideline, he or she is expected to retain 25% of the net shares received. As of July 13, 2012, our executives and directors were in compliance with applicable stock ownership guidelines.

Role of Executive Officers:    Messrs. Anderson and Armstrong attended several of the Committee’s meetings to provide certain recommendations to the Committee regarding the compensation of other executive officers and to discuss the financial implications of various compensatory awards and benefit programs. Messrs. Anderson and Armstrong were not present during the Committee’s discussion and determination of their respective compensation.

Components of Executive Officer Compensation

Our executive officer compensation is designed to reward both company performance and individual performance. Accountability, level of revenue and impact to the organization determine the total compensation value for a position. We believe that a substantial portion of an executive officer’s compensation should be at-risk. Toward that end, we keep base salaries below market medians, and have structured our incentive programs so that if our near and long-term goals are achieved, an executive could obtain total compensation at or above market medians for comparable positions. This practice is compatible with our compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and long term, which in turn enables us to attract, retain and reward executive officers who contribute to our success.

There are three core components of our executive officer compensation structure: base salary, annual incentives, and long-term awards and incentives. Our compensation philosophy is to target the base pay for our executives at approximately 85% of the market median and bring the executive compensation package at or above market with at-risk pay. Our at-risk pay includes annual incentives and long-term awards and incentives. Our executive officers also have an opportunity to purchase restricted stock under our Capital Accumulation Plan, which is described below. In addition, we provide our executive officers with certain perquisites and other personal benefits. Each individual component of executive compensation is discussed in detail below.

Base Salary.    Annual base salary levels for executive officers are determined by the potential impact of the individual on our company, the skills and experience required by the position, the individual performance of the executive, our overall performance and external pay practices. The Committee annually evaluates and determines the base salary for the executive officers. Our base salary ranges for fiscal year 2012 were consistent with our compensation philosophy.

Annual Incentives.    The named executive officers are eligible for an annual incentive paid in cash through the Management Incentive Compensation Plan (“MICP”). The objective of the MICP is to encourage greater initiative, resourcefulness, teamwork and efficiency on the part of all key employees whose performance and responsibilities directly affect our profits. The overall goal of the MICP is to reward these officers for achieving superior performance. These annual incentives provide a direct financial incentive to executives to achieve our annual profit goals.

The MICP performance measures are reviewed and approved in advance by the Committee each fiscal year. Individual annual incentive targets for each named executive officer are approved by the Committee. The targets are positioned at or above the market median in order to achieve total direct cash compensation at market levels. The annual targeted bonus potentials for our named executive officers ranged from 75% to 100% of base salary in fiscal year 2012. The annual incentives in fiscal year 2012 for Messrs. Anderson and Armstrong were based on the company’s actual income before taxes, LIFO provision and incentive compensation (the “Company MICP Income”) compared to budgeted Company MICP Income. The annual incentives in fiscal year 2012 for Messrs. Guggenheim, Henriques and Sproat were based on the actual Company MICP Income compared to budgeted Company MICP Income (25%), and such officer’s individual business unit’s income after a net working asset charge and before taxes, LIFO provision and incentive compensation (the “Business Unit’s MICP Income”) compared to such officer’s budgeted Business Unit’s MICP Income (75%). The budgets are approved in advance by the Board. The targeted bonus potential pays out at 100% if budgeted performance is achieved. Each executive has the opportunity to increase his targeted bonus potential as a percentage of base salary by 5% for each 1% that actual performance exceeds budgeted performance, with no limit on the upside achievement. Conversely, the MICP allowed 50% of the targeted bonus potential to be paid if 90% of the budgeted performance was achieved. No bonus was to be paid if the actual performance for fiscal year 2012 did not achieve at least 90% of budgeted performance. For fiscal year 2012, the Company MICP Income performance target was $386,645,000 and the company achieved 93% of that target. For Mr. Guggenheim, his individual budgeted Business Unit’s MICP Income performance target was $264,817,000 and his unit achieved 91% of that target. For Mr. Sproat, his individual budgeted Business Unit’s MICP Income performance target was $65,506,000 and his unit achieved 97% of that target. For Mr. Henriques, his individual budgeted Business

Unit’s MICP Income performance target was $23,559,000 and his unit achieved 89% of that target. However, the Committee exercised its discretion to treat Mr. Hendriques’ individual budgeted Business Unit’s MICP Income as if it had achieved 90% of its target.

The composition of the annual incentive plan performance targets for fiscal year 2013 is consistent with that established in fiscal year 2012, while budgeted Company MICP Income has been increased approximately 7% and budgeted Business Unit’s MICP Income for each unit has been increased approximately 8% to 19% over the levels achieved for fiscal year 2012. Individual performance can also be rewarded at the discretion of management and the Committee. For fiscal year 2013, the annual targeted bonus potentials for our named executive officers will range from 75% to 110% of base salary. The targeted bonus potential will pay out at 100% if budgeted performance is achieved. As in fiscal year 2012, each executive will continue to have the opportunity to increase his targeted bonus potential as a percentage of base salary by 5% for each 1% that actual performance exceeds budgeted performance. However, for fiscal year 2013, upside achievement will be capped at a 200% payout for actual performance equal to 120% of budgeted performance. In addition, for fiscal year 2013, the threshold for payout under the MICP has been revised to allow 25% of the targeted bonus potential to be paid if 85% of the budgeted performance is achieved. No bonus will be paid for fiscal year 2013 if actual performance does not achieve at least 85% of budgeted performance.

Long-Term Incentives.    In December 1998, the Board adopted a Long-Term Incentive Plan (“LTIP”) to address a need in our overall compensation package. The objectives of the LTIP are to: (1) create an incentive program to increase shareholder value over a longer term which does not compete with other benefit plans currently in place; (2) provide a program that assists in retention of and rewards new management employees by creating equity ownership in the company; and (3) recognize that equity compensation may not be appropriate for all management employees. Participants include officers, regional managers, branch managers and other key managers.

The LTIP originally provided for awards of stock options and the provision of life insurance. Stock options were granted under the employee stock option plans adopted in 1992 and 2002, and the life insurance was a split dollar policy owned by the individual but funded by the company. The premiums on each such life insurance policy paid by the company created a lien against the policy and were repayable on the earlier of the policy owner’s 65th birthday or 15 years from the initiation of the policy. Stock options vested incrementally over a three-to-nine year period and the life insurance created an immediate death benefit while providing long-term cash value over five to 15 years as a supplemental source of retirement income. We ceased paying the premiums for the split dollar life insurance policies under the LTIP in fiscal year 2004 in order to comply with the provisions of the Sarbanes-Oxley Act. Our Chief Financial Officer opted to maintain his split dollar life insurance policy with premium payments in lieu of certain equity awards in fiscal years 2006 through 2012. The premium payments are treated as cash compensation and current taxable income. We discontinued awarding stock options to U.S. participants under the LTIP in fiscal year 2006.

As to any award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, our LTIP permits us to accelerate the vesting of options and the lapsing of restrictions on restricted stock awards upon an executive’s termination of employment following attainment of age 65 with at least ten years of service.

Beginning in fiscal year 2005, the Committee revised the LTIP to provide awards of restricted stock and performance units under the Equity Incentive Plan. The restricted stock and performance unit ranges have been set to provide flexibility in structuring individually appropriate compensation, and create a market competitive component of the overall compensation package for each executive. Annually, the Committee determines a level of compensation under the LTIP for each executive position. The approved award level was weighted 75% to restricted stock and 25% to performance units. Except for promotions or new hires that occur during the fiscal year, the numbers of units of these equity components were determined on the first day of the fiscal year based upon the closing price of our company’s common stock on such date. In general, the restricted stock awards vest 20% each year beginning on the third anniversary of the date of grant, and the performance units vest on the third anniversary of the award. Upon achievement of pre-determined performance objectives, the outstanding performance units may be settled in cash or stock, at the discretion of the Committee.

The right to receive the value of the performance units is conditioned upon achieving, during a three-year period, the financial targets established by the Committee at the beginning of the period. In particular, the total value of the award is equivalent to the number of units multiplied by the unit value, which for the awards to date has been the closing price of the company’s common stock on the first day of the fiscal year. For participants to earn 100% of the award, the performance targets must be achieved. The targets for the awards under this program included achieving a specified operating margin in the third year of the performance period and achieving a specified average return on equity for the three-year period. No units are earned if a specified minimum operating margin for the relevant fiscal year and a specified minimum average return on equity for the relevant three-year period are not achieved. If the minimum performance targets are not met, all units are cancelled. For performance units awarded in fiscal year 2012, the number of units an award recipient can earn will increase for performance above the targeted performance to a maximum of 125% of the units awarded. For performance units awarded in fiscal year 2013, the maximum has been adjusted to 150% of the units awarded. The minimum and maximum ranges are determined by subtracting or adding 20 basis points to the performance targets for the specific award period. The financial targets for performance units awarded in fiscal years 2006 through 2009 were not achieved and, consequently, such awards have been cancelled.

In fiscal years 2010 and 2011, the Committee determined that it could better achieve its objectives of incentivizing and retaining our named executive officers by increasing the restricted stock awards made to such officers and not granting performance units. Such determination was made because the uncertainty in the general economy made the selection of performance objectives over a three-year period difficult. The Committee believed that this uncertainty could cause the performance units to lose their effectiveness in incentivizing our executives due to circumstances and conditions beyond their control. Commencing fiscal year 2012, the Committee determined that the market in which the company operates had stabilized such that performance objectives could be identified and performance units could effectively incentivize our named executive officers. Consequently, in fiscal year 2012 and fiscal year 2013, the Committee awarded performance units with vesting conditioned upon achieving performance objectives over a three-year period.

Capital Accumulation Plan.    The company has a deferred compensation, restricted stock purchase plan that is available to certain employees, including the executive officers. Under our Capital Accumulation Plan, annually the participants may defer up to 25% of their pre-tax compensation into the plan. Restricted stock is purchased with the salary deferrals at a 25% discount from the market price of our common stock at the beginning of the calendar year or the end of the calendar year, whichever is lower. In general, the restricted stock purchased under the plan vests in full on the third anniversary of the date of the agreement granting the participant the right to purchase the stock. The participant may elect to defer the compensation beyond the initial deferral period, with the restrictions also continuing for the additional period, with the minimum deferral period being five years. If the participant voluntarily leaves employment during the restriction period, 100% of the deferred compensation is forfeited.

Perquisites and Other Personal Benefits.    Our company provides the named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation philosophy.

Automobile Reimbursement:    Each executive is provided the use of a car under the fleet program maintained by the company.

Executive Physicals:    Our executives are encouraged to participate in an executive health program at the Mayo Clinic. A comprehensive evaluation emphasizing all aspects of preventative care is conducted by physicians who are specialists in Internal Medicine and Preventative Medicine. The cost of the physical is reimbursed by the company.

Executive Life Insurance Premiums:    Our named executive officers participate in a company-sponsored executive life insurance program. This program provides the named executive officer with a life insurance benefit equal to three times base salary plus the targeted annual incentive under the MICP. The life insurance benefit is capped at $1,300,000. Premiums, which are set each June, are paid by the company through a payroll gross-up.

Amounts Reimbursed for the Payment of Taxes:    The company pays an amount necessary to cover executives’ tax obligations for certain perquisites and other personal benefits. In fiscal year 2012, the company reimbursed executives for the payment of taxes on automobile reimbursement and executive life insurance premiums.

Company Contributions to Employee Stock Ownership Plan (ESOP):    During fiscal year 2012, the company made a contribution to the ESOP equal to approximately 8.3% of an executive’s eligible compensation, subject to certain statutory limitations. This percentage benefit is available generally to all our U.S. employees, subject to plan requirements.

Say-on-Pay

The Committee values the opinions of our company’s shareholders. At the 2011 annual meeting of shareholders, more than 96% of the votes cast on the say-on-pay advisory proposal were in favor of the Company’s executive compensation program. In addition, a majority of the votes cast on the say-on-frequency proposal were in favor of voting on the company’s executive compensation program every year. As a result, the Committee has implemented an annual advisory vote on our executive compensation program. In light of the approval by a substantial majority of our company’s shareholders of our company’s executive compensation program at the 2011 annual meeting of shareholders, the Committee did not make any material changes to our company’s executive compensation program.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers and Peter L. Frechette, our Chairman, for fiscal years 2010, 2011 and 2012. Although Mr. Frechette is not one of our three most highly compensated executive officers other than our principal executive officer and principal financial officer, we have presented Mr. Frechette’s compensation in this section of the proxy statement and consider Mr. Frechette to be a named executive officer because he is compensated for his service to our company as an employee rather than as a director.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(b)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)(c)	Total ($)
Scott P. Anderson President and Chief Executive Officer of Patterson Companies, Inc.	2012 2011 2010	601,800 590,000 286,491	— — —	1,225,437 1,008,028 332,715	— — —	391,790 306,800 147,211	— — —	43,643 65,040 62,104	2,262,670 1,969,868 828,521

R. Stephen Armstrong Executive Vice President, Treasurer and Chief Financial Officer of Patterson Companies, Inc.	2012 2011 2010	279,589 274,372 275,324	— — —	404,382 931,427 86,175	— — —	181,908 131,698 165,052	— — —	189,576 212,873 214,544	1,055,455 1,550,370 741,095

Paul A. Guggenheim President of Patterson Dental Supply, Inc.(d)	2012 2011 2010	290,700 285,000 162,984	— — —	509,904 1,083,055 128,033	— — —	125,364 130,388 17,765	— — —	44,150 319,094 43,820	970,118 1,817,537 352,602

George L. Henriques President of Webster Veterinary Supply, Inc.	2012 2011 2010	264,772 259,580 260,481	— — —	463,871 969,900 195,523	— — —	106,736 31,150 162,238	— — —	44,736 67,115 60,027	880,115 1,327,745 678,269

David P. Sproat President of Patterson Medical Supply, Inc.	2012 2011 2010	264,784 259,580 260,481	— — —	463,871 969,900 195,523	— — —	158,863 130,439 207,867	— — —	45,585 63,229 58,351	933,103 1,423,148 722,222

Peter L. Frechette Chairman of Patterson Companies, Inc.	2012 2011 2010	192,000 192,000 192,666	— — —	— — —	— — —	— — —	— — —	35,067 23,878 22,217	227,067 215,878 214,883

(a)

Represents the aggregate grant date fair value of shares of restricted stock and performance units computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate the value of awards is set forth in Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 28, 2012. The entries in this column represent the sum of the aggregate grant date fair value of shares of restricted stock, performance units and restricted stock purchased pursuant to the Capital Accumulation Plan.

(b)	Represents cash compensation earned under the Management Incentive Compensation Plan.

(c)	All other compensation for fiscal year 2012 was as follows:

Name	Automobile Reimbursement ($)	Executive Physicals ($)	Executive Life Insurance Premiums ($)	Amount Reimbursed for the Payment of Taxes ($)	Compensation Used Towards Insurance Policy in Lieu of Stock Awards ($)	Company Contributions to ESOP ($)	Total ($)
Scott P. Anderson	11,750	—	3,072	7,203	—	21,618	43,643
R. Stephen Armstrong	3,600	—	5,117	4,235	155,006	21,618	189,576
Paul A. Guggenheim	12,250	—	2,914	7,368	—	21,618	44,150
George L. Henriques	12,000	—	3,558	7,560	—	21,618	44,736
David P. Sproat	10,375	4,873	2,475	6,244	—	21,618	45,585
Peter L. Frechette	11,750	—	—	5,710	—	17,607	35,067

Mr. Armstrong chose to apply a substantial portion of the value of his long-term incentive grants toward the premiums on his split-dollar life insurance policy. These payments are treated as cash compensation and are fully taxable to him in the year paid to the insurance company. As discussed above, we ceased paying the premiums for split-dollar insurance policies in 2004 in order to comply with the provisions of the Sarbanes-Oxley Act. As part of our executive compensation program, policy holders were allowed to continue their insurance policies in lieu of equity awards. Prior to the adoption of the Sarbanes-Oxley Act, the premium payments were not considered compensation, but created a lien against the policy to be repaid to the company upon a maturity event under the policy.

(d)	Mr. Guggenheim became President of Patterson Dental Supply, Inc. in April 2010.

Grants of Plan-Based Awards

The following table sets forth information concerning estimated possible payouts under non-equity incentive plan awards for fiscal year 2012 performance, and equity incentive plan awards granted in fiscal year 2012 to our named executive officers. The terms and conditions applicable to these awards are described above in our “Compensation Discussion and Analysis – Components of Executive Officer Compensation.”

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#)(d)	Grant Date Fair Value of Stock and Option Awards ($)(e)
		Threshold ($)	Target ($)	Maximum ($)(b)	Threshold (#)	Target (#)	Maximum (#)
Scott P. Anderson	5/2/2011	300,900	601,800	No limit	4,250	17,000	21,250	17,000	601,970 601,970
R. Stephen Armstrong	5/2/2011	139,930	279,859	No limit	1,205	4,820	6,025	6,600	170,676 233,706
Paul A. Guggenheim	5/2/2011	109,013	218,025	No limit	1,800	7,200	9,000	7,200	254,952 254,952
George L. Henriques	5/2/2011	99,290	198,579	No limit	2,075	8,300	10,375	4,800	293,903 169,968
David P. Sproat	5/2/2011	99,290	198,579	No limit	2,075	8,300	10,375	4,800	293,903 169,968
Peter L. Frechette	5/2/2011	—	—	—	—	—	—	—	—

(a)	Represents amounts that could have been paid under the Management Incentive Compensation Plan for service rendered during fiscal year 2012.

(b)	Each executive had the opportunity to increase his targeted bonus potential as a percentage of base salary by 5% for each 1% that actual performance exceeded budgeted performance, with no limit on the upside achievement.

(c)	Represents performance units which vest only if performance criteria are met three years after the grant date. All unvested performance units at fiscal year-end 2012 were granted at the beginning of fiscal year 2012 and therefore will vest only if performance criteria are met after fiscal year 2014.

(d)	Represents restricted stock awards subject to time-based vesting. These awards vest 20% each year, starting one year after the date of grant. Dividends declared and paid on shares of our common stock are accrued at the same rate on this restricted stock. Accrued amounts are forfeitable and not paid until the related restricted stock award vests. No preferential dividends are paid on such awards.

(e)	Represents the grant date fair value of performance units and shares of restricted stock awarded to each named executive officer on May 2, 2011, computed in accordance with FASB ASC Topic 718. The entries presented in the “Stock Awards” column of the Summary Compensation Table above represent the sum of the aggregate grant date fair value of shares of restricted stock, performance units and restricted stock purchased pursuant to the Capital Accumulation Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year-end 2012:

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott P. Anderson	4/28/2003 4/28/2003 5/1/2004	5,008 1,974 6,102	(a)(b) (b)(e) (a)(g)	— — 2,564	(a)(g)	19.97 19.97 37.75	4/28/2013 4/28/2013 5/1/2014	41,460 7,700 17,000 3,876	(c) (f) (h) (i)	1,409,225 261,723 577,830 131,745		17,000	(d)	577,830
R. Stephen Armstrong	4/28/2003 4/28/2003 4/26/2004 4/26/2004	5,008 2,280 — —	(a)(b) (b)(e)	— — 2,596 1,334	(a)(b) (b)(e)	19.97 19.97 38.50 38.50	4/28/2013 4/28/2013 4/26/2014 4/26/2014	26,300 8,802 6,600 0	(j) (c) (h) (k)	893,937 299,180 224,334 0	(k)	4,820	(d)	163,832
Paul A. Guggenheim	4/28/2003 4/26/2004	3,124 —	(a)(b)	— 1,688	(a)(b)	19.97 38.50	4/28/2013 4/26/2014	24,700 14,160 2,200 7,200 8,642	(j) (c) (f) (h) (i)	839,553 481,298 74,778 244,728 293,742		7,200	(d)	244,728
George L. Henriques	4/28/2003 4/26/2004 4/26/2004	4,042 — —	(a)(b)	— 2,596 426	(a)(b) (b)(e)	19.97 38.50 38.50	4/28/2013 4/26/2014 4/26/2014	24,700 14,680 1,300 4,800	(j) (c) (f) (h)	839,553 498,973 44,187 163,152		8,300	(d)	282,117
David P. Sproat	4/28/2003 4/26/2004 7/1/2004 7/1/2004	3,194 — 5,401 34	(a)(b) (a)(l) (e)(m)	— 1,738 1,858 315	(a)(b) (a)(l) (e)(m)	19.97 38.50 37.30 37.30	4/28/2013 4/26/2014 7/1/2014 7/1/2014	24,700 14,980 1,300 4,800	(j) (c) (f) (h)	839,553 509,170 44,187 163,152		8,300	(d)	282,117
Peter L. Frechette	N/A	—		—		N/A	N/A	—		—		—		—

(a)	Represents incentive stock options.

(b)	Vests in full upon the ninth anniversary of the date of grant.

(c)	Represents restricted stock which vests 20% each year, starting three years after the grant date. Grant dates for each executive are at the beginning of each fiscal year or when the executive is hired or promoted, if such date is after the initial grant at the beginning of the fiscal year.

(d)	Represents performance units which vest only if performance criteria are met three years after the grant date. All unvested performance units at fiscal year-end 2012 were granted at the beginning of fiscal year 2012 and therefore will vest only if performance criteria are met after fiscal year 2014.

(e)	Represents non-qualified stock options.

(f)	Represents restricted stock which vests upon the third anniversary date of grant.

(g)	Vests to the extent of 2,564 shares on each of May 1, 2007, May 1, 2008 and May 1, 2013, and 974 shares on May 1, 2009.

(h)	Represents restricted stock which vests 20% each year, starting one year after the grant date. Grant dates for each executive are at the beginning of each fiscal year or when the executive is hired or promoted, if such date is after the initial grant at the beginning of the fiscal year.

(i)	Represents restricted stock purchased under the Capital Accumulation Plan. The restriction period is three years from the grant date, unless an extension is elected by the plan participant.

(j)	Represents restricted stock which vests 20% after three years, another 30% after four years and the remaining 50% after five years.

(k)	Mr. Armstrong chose to apply a substantial portion of the value of his long-term incentive grants toward the premiums on his split-dollar life insurance policy. These payments are treated as cash compensation and are fully taxable in the year paid to the insurance company. See footnotes to Summary Compensation Table above for further information regarding such payments.

(l)	Vests to the extent of 1,087 shares on each of July 1, 2007, July 1, 2008, July 1, 2009, July 1, 2010, 1,053 shares on July 1, 2011, 971 shares on July 1, 2012, and 887 shares on July 1, 2013.

(m)	Vests to the extent of 34 shares on July 1, 2011, 116 shares on July 1, 2012, and 199 shares on July 1, 2013.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of options and vesting of restricted stock for our named executive officers during fiscal year 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott P. Anderson	5,412	53,770	9,133	342,327
R. Stephen Armstrong	6,200	70,804	1,378	75,619
Paul A. Guggenheim	2,632	21,689	3,863	132,525
George L. Henriques	3,438	32,270	5,230	176,129
David P. Sproat	2,690	24,924	5,530	189,300
Peter L. Frechette	—	—	—	—

For stock awards in fiscal year 2012, the number of shares in the table above represents the vesting of restricted stock awards, except for 996 and 957 of the shares listed for Mr. Anderson and Mr. Armstrong, respectively, which are shares purchased under the Capital Accumulation Plan for which the restrictions lapsed. The values in the table above are based on the closing price of our common stock on the date the shares vested or the restrictions lapsed.

Potential Payments upon Termination or Change in Control

Upon the termination of a named executive officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of April 28, 2012, and a stock price of $33.99 per share, which was the price of one share of our common stock on April 27, 2012 (the last trading day of fiscal year 2012):

	Scott P. Anderson	R. Stephen Armstrong	Paul A. Guggenheim	George L. Henriques	David P. Sproat	Peter L. Frechette
Involuntary Termination without Cause
Severance/Salary Continuation	150,450	69,965	72,675	66,193	66,196	48,000
Capital Accumulation Plan Benefits	85,247	—	181,783	—	—	—

Total:	235,697	69,965	254,458	66,193	66,196	48,000

Involuntary Termination without Cause following Change in Control, or Voluntary Termination following Change in Control
Severance/Salary Continuation	150,450	1,119,437	72,675	66,192	66,196	48,000
Gain on Accelerated Stock Options	—	—	—	—	—	—
Accelerated Restricted Stock and Performance Unit Awards	2,826,608	1,581,283	1,885,085	1,827,982	1,838,179	—
Capital Accumulation Plan Benefits	131,745	—	293,742	—	—	—

Total:	3,108,803	2,700,720	2,251,502	1,894,174	1,904,375	48,000

Death or Disability
Gain on Accelerated Stock Options	—	—	—	—	—	—
Accelerated Restricted Stock and Performance Unit Awards	622,697	52,487	60,046	43,050	18,173	—
Capital Accumulation Plan Benefits	131,745	—	293,742	—	—	—

Total:	754,442	52,487	353,788	43,050	18,173	—

Retirement	—	—	—	—	—	—

Total:	—	—	—	—	—	—

Our severance policy generally provides 90 days of salary continuation, subject to management discretion to increase or decrease such severance benefit. Our severance policy may also be superseded by an individual agreement with a named executive officer. This is the case in connection with the above-described agreement with R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. See “Compensation Discussion and Analysis – Compensation Policies – Change-in-Control Arrangements” for further information.

Although we have not entered into any other change-in-control agreements, our Amended and Restated Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan. Additionally, our Capital Accumulation Plan provides that on an event of acceleration, as defined in the plan, the restrictions on shares of restricted stock lapse and such stock becomes fully vested. An event of acceleration occurs if (a) a person has acquired a beneficial ownership interest in 30% or more of the voting power of our company, (b) a tender offer is made to acquire 30% or more of our company, (c) a solicitation subject to Rule 14a-11 of the Exchange Act relating to the election or removal of 50% or more of the Board of Directors occurs, or (d) our shareholders approve a merger, consolidation, share exchange, division or sale of our company’s assets. The Compensation Committee also has the authority to cause options awarded under our 1992 Stock Option Plan to become fully vested in the event of a proposed sale of all or substantially all of the assets of our company or in the event of a merger of our company with or into another corporation.

Compensation Policies and Practices as They Relate to Risk Management

Our company conducted a risk assessment of its compensation policies and practices for all employees, including executive officers. The Compensation Committee reviewed our company’s risk assessment process and results and determined that our compensation programs are not reasonably likely to have a material adverse effect on our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee, which is responsible for reviewing any proposed transaction with a related person, has adopted a written policy and procedures for the review, approval and ratification of any related party transaction requiring disclosure under Item 404(a) of Regulation S-K. This policy states that the Audit Committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company’s common stock, or an immediate family member of the foregoing. There were no transactions requiring disclosure under Item 404(a) of Regulation S-K during fiscal year 2012. All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be reviewed and approved or disapproved by our Audit Committee pursuant to the foregoing policy.

PROPOSAL NO. 2

AMENDMENT TO BYLAWS

Proposed Amendment to Bylaws to Implement Board Declassification

Subject to shareholder approval, our Board of Directors has approved an amendment to our company’s Bylaws, which would implement a staggered declassification of our Board over a three-year period. The Board believes that declassification of our Board is advisable.

Current Bylaws

Section 3.2 of our Bylaws currently provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of a class expiring each year and directors in each class being elected to three-year terms. This classification of the Board results in staggered elections, with each class of directors standing for election every third year. Any additional director of any class elected to fill a newly created Board seat or vacancy in that class holds office for a term that coincides with the remaining term of that class.

Phased-In Implementation

If this proposal is approved by our shareholders, those directors previously elected to three-year terms of office by our shareholders, including those directors elected at the 2010 and 2011 annual meetings and those to be elected at the 2012 annual meeting, will complete their three-year terms. Thereafter, they or their successors would be elected to one-year terms at each annual meeting. As a result, beginning at the 2015 annual meeting, the declassification of our Board would be complete, and all directors would be elected annually to one-year terms.

The table below summarizes the implementation of the declassification of our Board pursuant to the proposed amendment to our Bylaws:

Year of Election	Length of Term for Directors Then Elected	Year Term Would Expire
2012	Three Years*	2015*
2013	One Year	2014
2014	One Year	2015
2015 and thereafter	All Directors Elected Annually	One year later

*	Because Ms. Feragen joined our Board following our 2011 annual meeting, she has been nominated for election at our 2012 annual meeting to serve a two-year term expiring in 2014.

Reasons for Amendment

Our Board of Directors and Governance Committee regularly review our corporate governance policies and practices. In determining to adopt this proposal, the Board and the Governance Committee evaluated the advantages and disadvantages of maintaining a classified board structure, and determined that implementing annual elections of directors would be in the best interests of our company and our shareholders.

In particular, the Board and the Governance Committee considered growing investor sentiment in favor of annual elections and believes that the Board would continue to be effective in protecting shareholder interests under an annual election system. The Board recognizes that many investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and hold management accountable for implementing those policies. The Board also considered the benefits of classified boards, which foster stability and continuity on the Board, provide non-management directors with a longer term of office that enhances their independence from management, and provide a measure of protection against hostile acquisitions and proxy contests that may not be in the best interests of our shareholders. While these are important benefits, the Board has considered the matter, adopted resolutions setting forth the proposed amendment to the Bylaws, declared such amendment advisable and unanimously recommends that shareholders approve the proposed amendment.

Effect of Shareholder Vote

The description of the proposed amendment to our Bylaws is a summary and is qualified by and subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix A. Additions of text to Section 3.2 of the Bylaws contained in Appendix A are indicated in bold underlining. If the proposal to amend our Bylaws to declassify our Board is approved by our shareholders, the Board will amend and restate our Bylaws to reflect the revisions set forth in Appendix A, and the resulting Amended and Restated Bylaws will be publicly filed shortly after the 2012 annual meeting. If the proposed amendment is not approved by our shareholders, our Board will remain classified.

Vote Required

The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved. The Board of Directors considers approval of the amendment to be in the best interests of our company and our shareholders and recommends that you vote FOR approval of the amendment.

PROPOSAL NO. 3

AMENDMENT TO AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Proposed Amendment to the Plan

Subject to shareholder approval, our Board of Directors has approved an amendment to the Patterson Companies, Inc. Amended and Restated Equity Incentive Plan (the “Plan”), effective June 12, 2012, which would extend the duration of the Plan to June 12, 2022. This amendment does not increase the number of shares reserved for awards under the Plan. Our Plan has been an important factor in attracting, rewarding and retaining valuable employees, and we believe that amending the Plan, which would otherwise expire on September 9, 2012, to facilitate its continued use will allow us to further advance such purposes.

In general, under Section 162(m) of the Code, in order for our company to be able to deduct compensation in excess of $1,000,000 paid in any one year to our company’s chief executive officer or any of our company’s three other most highly compensated executive officers (other than the chief executive officer and chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our company’s shareholders every five years. For purposes of Section 162(m), the material terms include (a) the individuals eligible to receive compensation, (b) a description of the business criteria on which the performance goal is based, and (c) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed in the Description of the Plan below, and shareholder approval of this proposal constitutes approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Description of the Plan

Key Provisions.    The following summary does not purport to be complete and is qualified in its entirety by the specific language of the Plan, which is attached to this proxy statement as Appendix B. The text of the Plan affected by the proposed amendment is indicated with bold underlining.

Plan Name:	Patterson Companies, Inc. Amended and Restated Equity Incentive Plan

Plan Expiration:	September 9, 2012 (if the proposed amendment is approved by our shareholders, the Plan will expire on June 12, 2022)

Eligible Participants:	All employees and officers of our company and our subsidiaries, certain non-employees who may provide services to our company or our affiliates and our non-employee directors.

Shares Authorized:	6,000,000, subject to adjustment only to reflect stock splits and similar events.

Shares Authorized as Percentage of Outstanding Common Stock:	5.5% as of the end of fiscal year 2012

Award Types:

•    Non-qualified and incentive stock options

•    Restricted stock and restricted stock units

•    Stock bonuses

•    Cash bonuses

•    Stock appreciation rights or “SARs”

•    Performance awards

•    Dividend equivalents and other equity-based awards

Award Term:	Awards may have a term no longer than ten years.

162(m) Share Limits:	Awards to an individual participant are limited to 300,000 shares annually. Performance awards to an individual participant are limited to $1,500,000 annually.

Vesting:

Determined by the Compensation Committee (the “Committee”). Subject to exceptions for death, disability or retirement, the minimum restriction period for restricted stock and restricted stock units is vesting in pro rata installments over three years, or one year in the case of performance-based awards. The vesting of outstanding awards accelerates upon a change in control. Any award not intended to constitute “performance-based compensation” under Section 162(m) of the Code also may provide for accelerated vesting upon a participant’s termination of employment following attainment of age 65 with at least ten years of service.

Awards Not Permitted:

•    Granting stock options or stock appreciation rights at a price below fair market value on the date of grant.

•    Repricing, or reducing the exercise price of a stock option or stock appreciation right, without shareholder approval.

Shares Subject to Plan.    A total of 6,000,000 shares have previously been authorized for issuance under the Plan. As of the end of fiscal year 2012, 3,540,453 shares were available for issuance as any type of award permitted under the Plan. If any award lapses, expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture are forfeited, any such shares again become available for issuance under the Plan. Shares are not treated as having been issued under the Plan, and therefore do not reduce the number of shares available for grant, to the extent an award is settled in cash or withheld shares. Appropriate adjustments will be made to the shares reserved under the Plan, to the other numerical limits on awards and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock.

Administration.    The Plan is administered by the Committee. All awards to participants are granted by the Committee which consists of at least two independent directors, each of whom is both a non-employee director within the meaning of Exchange Act Rule 16b-3 and an outside director for purposes of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations required by the Code and the express language in the Plan relating to repricing, amending, modifying, extending, canceling or renewing any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Committee may establish rules and policies for administration of the Plan and adopt one or more forms of agreement to evidence awards made under the Plan. The Committee interprets the Plan and any agreement used under the Plan, and all determinations of the Committee are final and binding on all participants.

Prohibition of Option Repricing.    Without the approval of our shareholders, the Committee may not, except in the case of a change in our capitalization, provide for the cancellation of an outstanding option to reduce the exercise price, or take other actions which result in a reduction of the exercise price of an outstanding option.

Eligibility.    Under the Plan, the Committee may grant awards to employees and non-employee individual consultants or independent contractors providing services to our company or any present or future parent or subsidiary corporation or other affiliated entity of our company, and non-employee directors. While the Committee may grant incentive stock options (“ISOs”) only to employees, the Committee may grant stock options that do not qualify as ISOs (“Non-ISOs”), restricted stock, restricted stock units, stock appreciation rights, stock awards and performance awards to any eligible participants. We have approximately 225 employees, including eight executive officers, who are eligible to participate in the Plan. Under the Plan and other existing stock-based plans, the Committee has not granted options to non-employee service providers and does not currently anticipate any change in that practice. Our eight non-employee directors also are eligible to receive awards under the Plan.

Individual Limit.    No more than 300,000 shares may be issued to any participant in any calendar year. We have authority to make awards of this magnitude, but have no present intention of doing so.

Stock Options.    The Committee may grant Non-ISOs and ISOs within the meaning of Section 422 of the Code, or any combination of these. Each option granted under the Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant and any such options must not be exercised after the expiration of five years from the date of grant. On July 13, 2012, the closing price of our common stock on the NASDAQ Global Select Market was $34.51 per share.

The Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee’s surrender of a portion of the option shares to our company.

Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Plan is ten years, provided, as noted above, that an ISO granted to a 10% shareholder must have a term not exceeding five years. As provided in agreements evidencing awards under the Plan, an option generally will remain exercisable for three months following the optionee’s termination of service, except that if service terminates as a result of the optionee’s death or disability, the option generally will remain exercisable for twelve months. However, if service is terminated for cause, the option will terminate immediately.

Stock Appreciation Rights.    The Committee may grant SARs. The exercise price of each SAR may not be less than the fair market value of a share of our common stock on the date of grant. Upon the exercise of any SAR, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the Committee’s discretion, it may make payment of a SAR in cash or in shares of common stock whose fair market value on the exercise date equals the payment amount. The Committee may make payment in a lump sum or it may defer payment as determined by the Committee. The maximum term of any SAR granted under the Plan is ten years.

Restricted Stock and Restricted Stock Units.    Shares of restricted stock and restricted stock units (“RSUs”) are subject to restrictions as the Committee may impose, which may lapse separately or in combination at such time or times, in installments or otherwise as the Committee may deem appropriate. The grant or vesting of restricted stock and RSUs may be performance-based or time-based or both. Restricted stock and RSUs may be “qualified performance-based awards,” as recognized under Code Section 162(m) in which event the grant or vesting or both, as applicable, of such restricted stock or RSUs will be conditioned upon the attainment of performance goals.

An award of restricted stock or an RSU may, but need not be, a “qualified performance-based award,” as discussed below. The provisions of restricted stock and RSUs, including any applicable performance goals, need not be the same with respect to each participant. During the restriction period, the Committee may require that any stock certificates evidencing restricted shares be noncertificated or be held by us. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of stock.

Performance Awards.    The Committee may grant performance awards to eligible individuals subject to the terms of the Plan. A performance award may be denominated or payable in cash, shares, or a combination of both, and provides the holder with the right to receive payments, in whole or in part, upon the achievement of performance goals established by the Committee. Prior to or at the time of grant, the Committee may designate such awards as “qualified performance-based awards” intended to qualify under Code Section 162(m). The vesting or settlement of such awards is conditioned upon the attainment of one or more performance measures and any other conditions approved by the Committee. These performance measures are:

• revenue	• operating margin or profit margin

• cash flow	• return on operating revenue

• earnings per share	• return on invested capital

• income before taxes, or earnings before interest, taxes, depreciation and amortization	• market segment share

• return on equity	• product release schedules

• total shareholder return	• new product innovation

• share price performance	• product cost reduction through advanced technology

• return on capital	• brand recognition/acceptance

• return on assets or net assets	• product ship or sales targets

• income or net income	• customer segmentation or satisfaction

• operating income or net operating income	• customer account profitability

• operating profit or net operating profit	• economic value added (or equivalent metric)

These performance measures may be established on a company-wide basis or with respect to one or more business units or subsidiaries, can be on an absolute or relative basis and can be measured annually or cumulatively over a time period specified in the award agreement. A “qualified performance-based award” is an award designated as such by the Committee at the time of grant based upon a determination that: (1) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which we would expect to be able to claim a tax deduction with respect to such award and (2) the Committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Section 162(m) of the Code.

No more than $1,500,000 in performance awards may be issued to any participant in any calendar year. We have authority to make performance awards of this magnitude, but have no present intention of doing so.

Stock Bonuses, Dividend Equivalents and Other Stock-Based Awards.    Stock bonuses and other awards that are valued by reference to, or otherwise based upon, our common stock, including without limitation dividend equivalents may also be granted under the Plan, either alone or in conjunction with other awards.

Cash Bonuses.    Cash bonuses may be awarded in connection with an award of restricted stock, RSUs, Non-ISOs or a stock bonus as performance-based compensation, and, if awarded, are distributed promptly after the recipient recognizes taxable income in connection with the awards.

Transferability of Awards.    Awards are non-transferable other than by will or the laws of descent and distribution. However, in the discretion of the Committee, Non-ISOs and SARs may be transferred to members of the holder’s immediate family. The transfer may be made directly or indirectly or by means of a trust, partnership or otherwise. ISOs may be exercised only by the initial holder, a guardian if state law permits, and upon death of the optionee, by his legal representative or beneficiary.

Change in Control.    In the event of a change in control of our company, and provided that an award agreement does not include contrary provisions, awards will become exercisable and nonforfeitable, as follows: any stock options and SARs outstanding as of the date of such change in control which are not then exercisable and vested, will become fully exercisable and vested; the restrictions and deferral limitations applicable to any restricted stock and RSUs will lapse, and such restricted stock and RSUs will become free of all restrictions and become fully vested; all performance awards will be considered to be earned and payable in full; and any deferral or other restriction will lapse and such performance awards will be settled in cash or shares, as determined by the Committee. All restrictions on other awards will similarly lapse and such awards will become free of all restrictions and fully vested.

Amendments and Termination.    Our Board of Directors may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time, but without the approval of our shareholders, no amendment, alteration, suspension, discontinuation or termination may be made that would (i) increase the number of shares that may be issued under the Plan; (ii) permit granting of options or SARs at less than fair market value; (iii) permit the repricing of outstanding options or SARs; (iv) amend the maximum shares set forth that may be granted as options, SARs, restricted stock, RSUs, stock bonus or other awards to any participant; (v) extend the term of the Plan; (vi) change the class of persons eligible to participate in the Plan; or (vii) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules.

Provision for Foreign Employees.    We intend to continue in effect provisions that we have adopted for our non-U.S. employees. The Plan permits the Committee to grant awards to eligible persons who are foreign nationals performing services for us outside of the U.S. on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary to foster and to promote the achievement of the purposes of the Plan. The Committee may make such modifications, procedures and sub-plans as may be necessary to comply with laws of other countries in which such foreign nationals are employed.

Term of the Plan.    If this proposal is not approved by our shareholders, the Plan will be deemed to have terminated on September 9, 2012, which is the tenth anniversary of the date the Plan was initially approved by our shareholders, or on any earlier date of discontinuation or termination as determined by our Board of Directors. If the proposed amendment is approved by our shareholders, the Plan will terminate on June 12, 2022, or on any earlier date of discontinuation or termination as determined by our Board of Directors.

U.S. Federal Income Tax Consequences

Stock Options.    The tax consequences of options granted under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant federal income tax consequences of the Plan, under existing U.S. law. This summary is not a complete statement of applicable law and is based upon the Code, as well as administrative and judicial interpretations of the Code, as in effect on the date of this proxy statement. If federal tax laws, or interpretations of such laws, change in the future, the information provided here may no longer be accurate. This section does not consider state, local or foreign tax consequences, nor does it discuss the effect of gift, estate or inheritance taxes, except with respect to transferred options.

The recipient of an ISO will recognize no income for federal income tax purposes at either the date of grant or the date of exercise, if the recipient holds the stock transferred at the time of exercise for the required holding period (two years following the grant date and one year following the date of exercise). The recipient will generally have a capital gain (or loss) equal to the difference between the sale price of the stock and the grant price paid at the time of exercise of the stock. The capital gain (or loss) is considered “long term” or “short term” depending on how long the recipient has held such stock. When an ISO is exercised, the difference between the fair market value of the stock and the exercise price is a tax preference item which could trigger alternative minimum tax to the recipient.

A recipient will not recognize any taxable income and will not be entitled to a deduction at the time a non-ISO is granted. When a non-ISO is exercised, the excess of the fair market value of the shares acquired on the exercise of the option over the exercise price will be taxable to a recipient as ordinary income subject to the withholding of applicable income taxes and payroll taxes, and any other taxes. We, in computing our U.S. federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the recipient, subject to certain limitations. When a recipient sells his or her shares of stock, the recipient generally will have a capital gain (or loss), equal to the difference between the sale price and the fair market value of the stock on the date the recipient exercised his or her option. The capital gain (or loss) is considered “long term” or “short term” depending on how long the recipient has held such stock.

No later than the date as of which an amount first becomes includible in the gross income of a participant for federal income tax purposes with respect to any award under the Plan, the participant must pay us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Our obligations under the Plan are conditional on such payment or arrangements, and we will, to the extent permitted by law, be entitled to take such action and establish such procedures as we deem appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from a participant. In order to assist a participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the Committee may permit a participant to satisfy tax obligations by (a) electing to have us withhold a portion of the shares or other property otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) an award with a fair market value equal to the amount of such taxes or (b) delivering to us shares or other property (except for shares issuable upon exercise or receipt of, or the lapse of restrictions relating to such award) with a fair market value equal to the amount of such taxes. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

Restricted Stock and RSUs.    Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock; (b) the participant will realize ordinary income and we will be entitled to a corresponding deduction when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and our company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are subsequently sold.

As described above, awards granted under the Plan may qualify as “performance-based compensation” under Code Section 162(m), thus preserving our federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1.0 million and paid to one of our five most highly compensated executive officers. To so qualify, options and other awards must be granted under the Plan by a Committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and must not exceed the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify as “performance-based compensation,” the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a Committee consisting solely of two or more “outside directors.”

Dividend Equivalents and Other Awards.    Other types of awards granted under the Plan, whether distributed in stock or cash, will be treated as ordinary income at the time and to the extent the awards vest and restrictions on them lapse. At such time, the recipient will be subject to income tax on such awards at ordinary income rates, as described above under the previous section, unless the recipient has made a Section 83(b) election at the time of the grant. In the year the award is taxable to the participant, we will take a deduction for the amount reported as ordinary income.

New Plan Benefits

Future awards to be received by or allocated to particular participants under the Plan are not presently determinable.

Vote Required

The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved. The Board of Directors considers approval of the amendment to be in the best interests of our company and our shareholders and recommends that you vote FOR approval of the amendment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 28, 2012 about the common stock that may be issued under all of our existing equity compensation plans. All of these plans have been approved by our shareholders, except the Canadian Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	985,569	$31.45	6,490,983
Equity compensation plans not approved by security holders	—	—	1,919,895

Total	985,569	$31.45	8,410,878

Effective June 2000, we adopted the Canadian Plan. The Canadian Plan permits eligible employees who are designated and awarded an option to purchase such option through salary deductions. The option purchase price is equal to 37.5% of the market price on the date of grant. Options may be exercised three years after the grant date and terminate five years after the grant of the option. Options may be exercised to purchase shares at a price equal to the remaining 62.5% of the market price on the date of grant. A total of 2,000,000 shares of common stock have been reserved for issuance under the Canadian Plan.

PROPOSAL NO. 4

AMENDMENT TO AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendment to the Plan

Subject to shareholder approval, our Board of Directors has approved an amendment to the Amended and Restated Employee Stock Purchase Plan of Patterson Companies, Inc. (the “ESPP”), which would increase the number of shares reserved for issuance thereunder from 4,750,000 shares to 6,750,000 shares.

The ESPP is intended to qualify under Section 423 of the Code. The ESPP permits eligible employees to purchase common stock through payroll deductions, not exceeding 10% of an employee’s compensation, at a purchase price equal to 85% of the lower of the fair market value of the common stock on the offering date or at the end of each three-month period following the offering date during the applicable offering period.

Approval of the amendment will serve the interests of our company and our subsidiaries by continuing to provide employees of our company and designated subsidiaries with an opportunity to purchase common stock at a discount to fair market value through accumulated payroll deductions. We believe it is in the best interests of our shareholders that our employees own our common stock, and that ownership enhances our ability to attract and retain highly qualified people capable of assuring our growth, profitability and long-term success.

The following summary of the ESPP does not purport to be complete and is qualified in its entirety by the specific language of the ESPP which is attached to this proxy statement as Appendix C. The text of the ESPP affected by the proposed amendment is indicated with bold underlining.

Description of the Plan

Purpose.    The purpose of the ESPP is to provide employees of our company and designated subsidiaries with an opportunity to purchase our common stock through accumulated payroll deductions pursuant to a plan that qualifies for beneficial tax treatment under Section 423 of the Code as an “employee stock purchase plan.”

Administration.    The ESPP may be administered and interpreted by our Board of Directors or any committee appointed by the Board. The decisions and determinations of the Board or any such committee will be final, conclusive and binding on all participants in the ESPP.

Stock Subject to the Plan.    Under the ESPP, eligible employees may purchase shares of common stock through payroll deductions at a discount from market price. As of July 13, 2012, 193,474 shares remained available for issuance under the ESPP. An additional 2,000,000 shares of common stock, subject to adjustments for stock splits, will be available for purchase under the ESPP, assuming our shareholders approve this amendment. The common stock issued under the ESPP will be from authorized but unissued shares of our common stock.

Eligibility.    Eligible employees may participate in the ESPP. To be eligible to participate in the ESPP, an employee must (1) be employed by our company or a designated subsidiary for six consecutive months, (2) customarily work at least 20 hours per week and more than five months each calendar year, and (3) may not own 5% or more of the combined voting power or value of our capital stock or that of any of our subsidiaries. Non-employee directors are not eligible to participate in the ESPP. As of July 13, 2012, approximately 6,643 employees were eligible to participate in the ESPP. Under the ESPP, no employee may purchase more than $25,000 worth of common stock (based on the fair market value of the common stock on the first day of the offering period) during any calendar year.

Offering Periods and Purchase Periods.    The ESPP is divided into 12-month offering periods with a new offering period beginning on or about January 2 and continuing through December 31 of each year. The Board has the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first affected offering period. Each offering period has four three-month purchase periods ending with exercise dates of March 31, June 30, September 30 and December 31. During the offering periods, participating employees accumulate funds in an account used to buy common stock through payroll deductions. Payroll deductions accrue at a rate of not less than $10 per pay period and not more than 10% of an employee’s compensation (excluding incentive compensation, bonuses and other incentive payments) paid during each payroll period in a purchase period. A participant may not make any additional payments into such account. At the end of each three-month purchase period, the purchase price is determined and the participating employee’s accumulated funds are used to purchase the appropriate whole number of shares of common stock. The purchase price per share of common stock is 85% of the lesser of (a) the fair market value of the common stock on the first day of the offering period and (b) the fair market value on the last trading day of the purchase period. The ESPP defines “fair market value” to be the closing price of our common stock for such date as reported by NASDAQ. On July 13, 2012, the closing price of our common stock, as reported on the NASDAQ Global Select Market, was $34.51 per share.

Effect of Termination.    Employees who terminate their employment for any reason prior to the last trading day of a purchase period will not be allowed to acquire shares under the ESPP for that purchase period. Upon termination of employment, we will pay the balance in the employee’s account to the employee or to his or her estate without interest.

Transferability.    Neither payroll deductions credited to an employee’s account under the ESPP nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution. However, a participant in the ESPP may designate a beneficiary to receive any shares or cash remaining in such employee’s account at the time of his or her death by providing written notice of such designation to us.

Changes in Control.    In the event of a merger or sale of all or substantially all of our assets, each option to purchase shares during an ongoing offering period will be assumed or substituted for by the successor corporation, unless the Board determines in its sole discretion and in lieu of such assumption or substitution that the participants shall have the right to exercise the options as to all of the optioned stock, including shares as to which the options would not otherwise be exercisable. In the event of a proposed liquidation or dissolution, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

Termination or Amendment of the Plan.    The Board may at any time terminate or amend the ESPP. Except as set forth in the immediately preceding paragraph, no such termination can affect options previously granted, nor may an amendment make any change in any option previously granted which adversely affects the rights of any participant, nor may an amendment be made without shareholder approval if such amendment would (1) increase the number of shares that may be issued under the ESPP, (2) permit payroll deductions at a rate in excess of 10% of the participant’s compensation, (3) change the designation of the employees eligible to participate, or (4) materially increase the benefits which may accrue to participants under the ESPP. Unless sooner terminated, the ESPP is intended to continue for a period of indefinite duration.

U.S. Federal Income Tax Consequences

The following discussion is only a brief summary of the material federal income tax consequences to us and the participating employees in the United States in connection with the ESPP. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on the Code as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of applicable state, local or foreign tax laws.

Under the Code, we are deemed to grant employee participants in the ESPP an “option” on the first day of each offering period to purchase as many shares of our common stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each three-month purchase period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased the number of shares of common stock his or her accumulated payroll deductions will purchase at the purchase price.

The amounts deducted from a participating employee’s pay pursuant to the ESPP will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the offering period, when the “option” is granted, or at the time the employee purchases shares of common stock pursuant to the ESPP.

The required holding period for favorable federal income tax treatment upon disposition of common stock acquired under the ESPP is the later of (1) two years after the deemed “option” is granted (the first day of an offering period), or (2) one year after the deemed “option” is exercised and the common stock is purchased (the last day of a purchase period). When the common stock is disposed of after this period, or after the employee’s death if the employee dies while holding the common stock (a “qualifying disposition”), the employee (or in the case of death the employee’s estate) realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the common stock at the time the deemed “option” was granted exceeded the “option price,” or (b) the amount by which the fair market value of the common stock at the time of the disposition exceeded the “option price.” The “option price” is equal to 85% of the lesser of the fair market value of the common stock on the first day of the offering period or the fair market value of the common stock on the last day of the purchase period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of a purchase period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

When an employee sells or disposes of the common stock (including by way of most gifts) before the expiration of the required holding period (a “disqualifying disposition”), the employee recognizes ordinary income to the extent of the difference between the price actually paid for the common stock and the fair market value of the common stock at the date the option was exercised (the last day of a purchase period), regardless of the price at which the common stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the common stock at the date of exercise, then the employee will have a capital loss equal to such difference. Even though an employee must treat part of his or her gain on a qualifying disposition of the common stock as ordinary income, we may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition, the amount of income that the employee must report as ordinary income qualifies as a business deduction for us for the year of such disposition.

New Plan Benefits

Participation in the ESPP is entirely within the discretion of the eligible employees. Because we cannot predict the participation levels by employees, the rate of employee contributions or the eventual purchase price under the ESPP, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the ESPP for the current fiscal year. The following table sets forth information with respect to the shares of common stock purchased under the ESPP during the fiscal year ended April 28, 2012.

Amended and Restated Employee Stock Purchase Plan

Name and Position	Dollar Value($)(1)	Number of Shares
Scott P. Anderson	0	0
President and Chief Executive Officer of Patterson Companies, Inc.
R. Stephen Armstrong	0	0
Executive Vice President, Treasurer and Chief Financial Officer of Patterson Companies, Inc.
Paul A. Guggenheim	0	0
President of Patterson Dental Supply, Inc.
George L. Henriques	295	50
President of Webster Veterinary Supply, Inc.
David P. Sproat	0	0
President of Patterson Medical Supply, Inc.
Peter L. Frechette	0	0
Chairman and Former Chief Executive Officer of Patterson Companies, Inc.
Executive Group	932	158
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	1,751,137	296,394

(1)	Fair market value on the date of purchase, minus the purchase price.

Vote Required

The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved. The Board of Directors considers approval of the amendment to be in the best interests of our company and our shareholders and recommends that you vote FOR approval of the amendment.

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

We are committed to a compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn will enable us to attract, retain and reward executive officers who contribute to our success.

To fulfill this philosophy, our Compensation Committee seeks to provide market-competitive compensation packages that emphasize our commitment to consistent long-term profitable growth and our belief that a substantial portion of the total compensation received by our executive officers should be dependent upon the performance of the business annually and over time.

We have structured our annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executives to achieve the business goals of our company and reward them for achieving these goals. We believe our executive compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the “Executive Compensation” section of this proxy statement for additional details regarding our executive compensation.

Congress has enacted requirements commonly referred to as “say on pay” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As required by these rules, we are asking our shareholders to vote on the adoption of the following resolution:

BE IT RESOLVED by the shareholders of Patterson Companies, Inc. (“Patterson”) that the shareholders approve the compensation of Patterson’s named executive officers as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules.

As an advisory vote, this proposal is non-binding. Although this vote is non-binding, our Board of Directors and Compensation Committee value the opinions of our shareholders, and will, as it did last year, consider the outcome of this vote when making future compensation decisions for our named executive officers.

Vote Required

The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal. The Board of Directors recommends that you vote FOR approval of this proposal.

PROPOSAL NO. 6

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending April 27, 2013. If the shareholders do not ratify such appointment at the meeting, the Audit Committee will consider selection of another firm of independent registered public accountants, but reserves the right to uphold the appointment.

Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

Ernst & Young was our independent registered public accounting firm for the two most recently completed fiscal years. Aggregate fees for professional services rendered for our company by Ernst & Young for such fiscal years were as follows:

	Fiscal Year Ended April 28, 2012	Fiscal Year Ended April 30, 2011
Audit Fees	$1,174,478	$1,053,835
Audit-Related Fees	45,000	40,000
Tax Fees	274,527	609,468
All Other Fees	1,995	1,995

Total	$1,496,000	$1,705,298

Audit fees were for professional services rendered for the audits of the consolidated financial statements, statutory audits of subsidiaries, and reviews of Securities and Exchange Commission filings. Audit-related fees were for employee benefit plan audits. Tax fees were for assistance with Canadian tax filings, international tax advisory services, other tax advisory services and other tax matters. All other fees were for use of an online research tool proprietary to Ernst & Young.

The Audit Committee has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence. See “Our Board of Directors and Committees – Audit Committee Report.”

Pre-Approval Policies and Procedures of Audit Committee

The Audit Committee is committed to ensuring the independence of our company’s outside auditor and directs significant attention toward the appropriateness of the outside auditor to perform services other than the audit. The committee has adopted pre-approval policies and procedures in this regard.

As a matter of policy, the outside auditor will only be engaged for non-audit related work if those services enhance and support the attest function of the audit, are an extension to the audit or audit related services, or relate to tax matters. Annually, the lead audit partner reviews with the committee the services the outside auditor expects to provide in the coming year, and the related fees. In addition, management provides the committee with a quarterly status for the committee’s approval of any non-audit services that the outside auditor has been asked to provide or may be asked to provide in the next quarter. The committee pre-approves all audit and non-audit services provided by the company’s outside auditor.

The projects and categories of service are as follows:

Audit—These services include the work necessary for the auditor to render an opinion on our consolidated financial statements. Audit services also include audit or attest services required by statute or regulation, such as comfort letters, consents, reviews of Securities and Exchange Commission filings, statutory audits in non-U.S. locations and attestation reports on internal control over financial reporting required under the Sarbanes-Oxley Act.

Audit Related Services—These services consist primarily of audits of benefit plans, due diligence assistance, accounting consultation on proposed transactions and internal control reviews.

Tax Services—Tax services consist of acquisition due diligence, transaction cost analysis, integration matters, review and consultation on tax provision and filings and other tax matters.

Other Services—The committee believes that other services are not an integral part of the examination of our company’s financial statements, and that other services may raise a real or perceived question as to the auditor’s independence. Accordingly, a very strong rationale must be presented to support the selection of the auditor for other services, and alternative service providers should also be considered.

The Chief Financial Officer is responsible for the implementation of the committee’s pre-approval policies and procedures. The committee pre-approved all of the services we received from Ernst & Young during fiscal year 2012.

Recommendation

The Audit Committee and the Board of Directors recommend that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2013.

PROPOSAL NO. 7

SHAREHOLDER PROPOSAL REGARDING THE ADOPTION OF CUMULATIVE VOTING

We have received a shareholder proposal from William Steiner, 112 Abbottsford Gate, Piermont, New York 10968, owner of at least 500 shares of our common stock. The proponent has requested that the company include the following proposal and supporting statement (in italics) in its proxy statement for the annual meeting of shareholders. The proposal may be voted on at the annual meeting only if properly presented by the proponent or the proponent’s representative at the meeting.

Shareholder Proposal

RESOLVED:    Cumulative Voting. Shareholders recommend that our Board take the steps necessary to adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or focus on a few candidates. Under cumulative voting shareholders can withhold votes from certain poor-performing directors in order to cast multiple votes for others.

Shareholder Supporting Statement

Cumulative voting allows a significant group of shareholders to elect a director of its choice—safeguarding minority shareholder interests and bringing independent perspectives to Board decisions. Cumulative voting also encourages management to maximize shareholder value by making it easier for a would-be acquirer to gain board representation. It is not necessarily intended that a would-be acquirer materialize, however that very possibility represents a powerful incentive for improved management of our company.

Cumulative voting won 54%-support at Aetna and greater than 51%-support at Alaska Air two-times. It also received greater than 53%-support at General Motors in 2006 and in 2008. The Council of Institutional Investors www.cii.org and CalPERS recommended adoption of this proposal topic.

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2012 reported corporate governance in order to more fully realize our company’s potential:

The Corporate Library an independent investment research firm said each of our directors was not accountable to shareholders on an annual basis—only 3 of our 11 directors stood for election in 2011.

Two directors had 23 to 29 years tenure. Long tenure reduces independence. Furthermore, Andre Lacy with 23-years tenure was also on two of our key board committees. We had two inside directors and one inside-related director—another independence concern. Three directors were age 71 to 73—succession planning concern.

Jody Feragen, a relative new-comer to our board, brings experience from the board of Hormel Foods – rated D by The Corporate Library. Our Nomination Committee was arguably not a committee because almost every director was on the committee.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal for Cumulative Voting—Yes on Proposal No. 7.

Opposition Statement

The Board of Directors believes that the adoption of cumulative voting in the election of directors would not be in the best interests of our company and our shareholders for the following reasons and, therefore, recommends a vote against this proposal.

One Share, One Vote.    The company’s present voting system, which is like that of a majority of publicly traded companies, provides that each share of common stock is entitled to one vote for each nominee for director. This system allows all shareholders to vote on the basis of their share ownership. We believe this system is the fairest and the most likely to produce an effective Board that will represent the interests of all shareholders, rather than the interests of any particular group.

Proportionate Influence.    Because cumulative voting permits a shareholder to influence the outcome of an election in a manner disproportionate to his or her ownership interest, we believe that cumulative voting may result in the election of directors by small, distinct groups with special interests, even if shareholders holding a majority of our common stock oppose such election. This could result in the election of directors who are beholden to the special interest groups that elected them, regardless of whether the aims of those groups align with the interests of our shareholders generally. This could, in turn, result in factions among Board members and undermine their ability to work together effectively on behalf of the common interests of all shareholders.

Majority Voting.    Our present voting standard also provides that every director is elected or re-elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. The Board believes this approach, when coupled with proportionate voting, produces an effective Board that represents the interests of all shareholders. We believe that the governance benefits associated with majority voting could be undermined through a change to cumulative voting for the reasons set forth above.

Accountability to All.    The company’s current voting system encourages each director’s sense of responsibility toward all our shareholders without special commitments or loyalties and thereby promotes compliance with director fiduciary duties. As discussed above, a cumulative voting system would have the opposite effect and run contrary to the goal of broader shareholder representation reflected in our existing director election standard. Furthermore, we have a nominating process in place to ensure that our Governance Committee nominates candidates for the Board who represent all shareholders.

Conclusion.    We believe directors should be elected by and accountable to all shareholders, not special interests holding a small percentage of our common stock who elect directors by cumulating their votes and thereby circumvent the benefits of proportionate representation and majority voting. We believe our current election process protects the best interests of all our shareholders.

Vote Required

The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved. The Board of Directors unanimously recommends a vote AGAINST this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted AGAINST this proposal unless a shareholder otherwise specifies to the contrary on their proxy.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our annual report to shareholders for the fiscal year ended April 28, 2012, which includes our Annual Report on Form 10-K, accompanies the notice of annual meeting, this proxy statement and the related proxy card. No part of the annual report to shareholders is incorporated herein and no part of the annual report to shareholders is to be considered proxy-soliciting material. We will send a copy of our Annual Report on Form 10-K for the fiscal year ended April 28, 2012, or any exhibits thereto, as filed with the Securities and Exchange Commission, to any shareholder upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations.

SHAREHOLDER PROPOSALS FOR

THE 2013 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2013 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt, no later than April 5, 2013. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2013 annual meeting of shareholders after June 19, 2013, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

OTHER MATTERS

The Board of Directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Peter L. Frechette

___________________________________

Peter L. Frechette

Chairman

St. Paul, Minnesota

August 7, 2012

APPENDIX A

AMENDMENT TO SECTION 3.2 OF THE

BYLAWS OF PATTERSON COMPANIES, INC.

Section 3.2 Classes of Directors. The board of directors shall be divided into three classes as nearly equal in number as may be, with the term of office of a class expiring each year. At the regular meeting of the shareholders in 1993, directors of the first class shall be elected to hold office for a term expiring at the next succeeding regular meeting of the shareholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding regular meeting of the shareholders and directors of the third class shall be elected to hold office for a term expiring at the third succeeding regular meeting of shareholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. At each regular meeting of the shareholders the successors to the class of directors whose term is then expiring shall be elected to hold office for a term expiring at the third succeeding regular meeting of the shareholders, or until his successor is elected and qualified. Notwithstanding the foregoing, at the 2013 annual meeting of shareholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2014 annual meeting of shareholders of the corporation; at the 2014 annual meeting of shareholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2015 annual meeting of shareholders of the corporation; and at each annual meeting of shareholders of the corporation thereafter, the directors shall be elected for terms expiring at the next succeeding annual meeting of shareholders of the corporation, with each director to hold office until his or her successor shall have been duly elected and qualified. Commencing with the annual meeting of shareholders of the corporation scheduled to be held in 2015, the classification of the board of directors shall cease.

A-1

APPENDIX B

PATTERSON COMPANIES, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(as amended and restated on June 12, 2012)

1.	Purpose of the Plan

The purpose of the Patterson Companies, Inc. Amended and Restated Equity Incentive Plan is to permit the Board of Directors to develop and implement a variety of stock-based programs based on the changing needs of the Company. The Board of Directors and senior management of Patterson Companies, Inc. believe it is in the best interest of its shareholders for officers, employees, non-employee directors and certain other persons to be compensated through various forms of stock-based arrangements. These forms of stock-based compensation will enhance the Company’s ability to attract highly qualified personnel and independent directors, strengthen its retention capabilities, and enhance the long-term performance of the Company to vest in Participants a proprietary interest in the success of the Company. The Plan is also intended to provide certain “performance-based compensation” within the meaning of Section l62(m)(4)(C) of the Code.

2.	Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Affiliate” shall mean an entity (whether or not incorporated), controlling, controlled by or under common control with the Company.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Bonus, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing an Award.

(d)	“Beneficiary” shall mean upon the employee’s death, the employee’s successors, heirs, executors and administrators, as the case may be.

(e)	“Board of Directors” or “Board” shall mean the Board of Directors of Patterson Companies, Inc.

(f)	“Cash Bonus” shall mean an award of a bonus payable in cash pursuant to Section 10 hereof.

(g)	“Cause” shall mean: (i) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (iii) a violation of law, rule, or regulation, act of embezzlement, fraud, dishonesty, breach of fiduciary duty resulting in loss, damage or injury to the Company; (iv) material violation of the Company’s policies, including, but not limited to those relating to sexual harassment or those set forth in the Company manuals or statements of policy, (v) the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (vi) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.

(h)	“Change in Control” shall mean the occurrence of any one of the following events:

(i)

An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 2(h); or

(ii)	A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2(h), that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who were members of the Board and who were also members of the Incumbent Board (or became such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(i)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(j)	“Committee” shall mean the Compensation Committee of the Board of Directors; provided, however, that the Committee shall at all times consist of two or more persons, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Code. Each member of the Committee shall be an “independent director” as determined in the Nasdaq Marketplace Rules or the rules or regulations of any exchange on which Company Stock is traded, or any other applicable law or regulation.

(k)	“Company” shall mean Patterson Companies, Inc. or any successor thereto. References to the Company also shall include the Company’s Affiliates unless the context clearly indicates otherwise.

(l)	“Company Stock” or “Stock” shall mean the common stock of the Company.

(m)	“Disability” shall mean the existence of a physical or mental condition that qualifies the Participant for a benefit under the long-term disability plan sponsored by the Company which applies to the Participant. The existence of a Disability shall be determined by the Committee.

(n)	“Dividend Equivalents” means any right granted under Section 12.

(o)	“Eligible Person” shall mean any employee, officer, non-employee director of the Company, or an individual consultant or independent contractor providing services to the Company whom the Committee determines to be an Eligible Person.

(p)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q)	“Fair Market Value” shall mean, with respect to a share of Company Stock on an applicable date:

(i)	If the principal market for the Company Stock (the “Market”) is a national securities exchange, including the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) the closing sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Company Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business or trading days preceding the applicable date; or

(ii)	In the event that paragraph (i) above does not apply, the Fair Market Value of a share of Company Stock on any day shall be determined in good faith by the Committee in a manner consistently applied.

(r)	“Immediate Family Members” shall mean a Participant’s spouse, child(ren) and grandchild(ren).

(s)	“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(t)	“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(u)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option that is granted by the Committee pursuant to Section 6 hereof.

(v)	“Other Stock-Based Award” shall mean any right granted under Section 12 of the Plan.

(w)	“Participant” shall mean an Eligible Person who receives or is designated to be granted one or more Awards under the Plan.

(x)	“Performance Award” shall mean a right granted to an Eligible Person pursuant to Section 11 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established employment, service, performance or other goals (each a “Performance Measure”). A Performance Award shall be evidenced by an agreement, the “Performance Award Agreement,” executed by the Participant and the Committee.

(y)

“Performance Measures” shall mean any one or more of the following performance measures or criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award within the time period prescribed by Section 162(m) of the Code and related regulations: (a) revenue; (b) cash flow, (c) earnings per share, (d) income before taxes, or earnings before interest, taxes, depreciation and amortization, (e) return on equity, (f) total shareholder return, (g) share price performance, (h) return on capital, (i) return on assets or net assets, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship or sales targets, (v) customer segmentation or satisfaction; (w) customer account profitability; or (x) economic value added (or equivalent metric).

(z)	“Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(aa)	“Plan” shall mean this Patterson Companies, Inc. Amended and Restated Equity Incentive Plan, as it may be amended from time to time.

(bb)	“Previously Acquired Shares” shall mean shares of common stock issued pursuant to an Award under this Plan that are already owned by the Participant or, with respect to any Incentive Stock Option Award, that are to be issued upon the exercise of such Award.

(cc)	“Restricted Stock” shall mean an award of Company Stock, the grant, issuance, retention and/or vesting of which is subject to such restrictions, conditions and terms as are provided in an Award Agreement.

(dd)	“Restricted Stock Award” shall mean an award of Stock granted to an Eligible Person pursuant to Section 8 of the Plan that is subject to the restrictions on transferability, the risk of forfeiture imposed by the provisions of such Section 8, and other conditions and terms as are provided in an Award Agreement.

(ee)	“Restricted Stock Unit” shall mean any award of the right to receive Restricted Stock or a cash payment equal to the Fair Market Value of such Company Stock upon the occurrence of some future event, such as the termination of employment, under the terms set forth in an Award Agreement.

(ff)	“Retirement” shall mean termination of employment or service with the Company, other than a Termination for Cause, on or after age 65 with at least ten years of service.

(gg)	“SAR” or “Stock Appreciation Right” shall mean the right to receive in whole or in part in cash or whole shares of common stock, the Fair Market Value of a share of Company Stock, which right is granted pursuant to Section 7 hereof and subject to the terms and conditions contained therein, or in an Award Agreement.

(hh)	“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(ii)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(jj)	“Stock Bonus” shall mean a grant of a bonus payable in shares of Company Stock pursuant to Section 9 hereof.

(kk)	“Subsidiary” shall mean a company (whether a Company, partnership, joint venture or other form of entity) in which the Company, or a company in which the Company owns a majority of the shares of capital stock directly or indirectly, owns an equity interest of fifty percent (50%) or more, and shall have the same meaning as the term “Subsidiary Company” as defined in Section 424(f) of the Code.

(ll)	“Vesting Date” shall mean the date established by the Committee on which a Participant has the ability to acquire all or a portion of a grant of a Stock Option or other Award, or the date upon which the restriction on a Restricted Stock or Restricted Stock Units grant shall lapse.

3.	Stock Subject to the Plan

(a)	Plan Limit

Subject to adjustment as provided in Section 14 hereof, the Committee may grant Awards hereunder with respect to shares of Company Stock that in the aggregate do not exceed six million (6,000,000) shares, including shares which may have been issued pursuant to Stock Option Awards under the Plan prior to September 13, 2004. The grant of an Award shall not reduce the number of shares of Company Stock with respect to which Awards may be granted pursuant to the Plan, except to the extent shares of common stock are issuable pursuant thereto. Shares subject to Awards granted under the Plan shall count against the foregoing limits at the time they are granted but shall again become available for grant under the Plan as follows:

(i)	To the extent that any Options, together with any related rights granted under the Plan, terminate, expire or are cancelled without having exercised the shares covered by such Options, such shares shall again be available for grant under the Plan;

(ii)	To the extent any shares of Restricted Stock or Restricted Stock Units or any shares of Company Stock granted as a Stock Bonus are forfeited or cancelled for any reason, such shares shall again be available for grant under the Plan; or

(iii)	To the extent any shares are issued upon the exercise of an Award by the surrender or tender of Previously Acquired Shares, surrendered or tendered shares shall be available for grant under the Plan.

Shares of Company Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

(b)	Individual Limit

Subject to adjustment as provided in Section 14 hereof, the Committee shall not in any calendar year grant Awards hereunder to any individual Participant with respect to more than 300,000 shares of Company Stock, which limit shall include any shares represented by an Award that has been cancelled. Such Awards may be made up entirely of any one type of Award or any combination of types of Awards available under the Plan, in the Committee’s sole discretion.

4.	Administration of the Plan

(a)	Committee’s Duties

The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

(i)	to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(ii)	to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(iii)	to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards;

(iv)	to grant Awards to Participants and determine the terms and conditions thereof, including the number of shares subject to Awards and the exercise or purchase price of such shares (which shall not be less than their Fair Market Value on the date of grant) and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, services as a director, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(v)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan;

(vi)	to prescribe and amend the terms of agreements or other documents evidencing Awards made under the Plan (which need not be identical);

(vii)	without amending the Plan, grant Awards to Eligible Persons who are foreign nationals performing services for the Company outside of the United States on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may adopt, ratify or make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its subsidiaries operates or has employees;

(viii)	to determine whether, and the extent to which, adjustments are required pursuant to Section 14;

(ix)	to establish or verify the extent of satisfaction of any Performance Measures or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(x)	to determine whether an authorized leave of absence, change in status, or absence in military or government service, shall constitute termination of employment, subject to applicable law; and

(xi)	to make all other determinations deemed necessary or advisable for the administration of the Plan, which may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated). All decisions, determinations and interpretations by the Committee regarding the Plan shall be final and binding on all Participants. In making such determinations, the Committee shall consider such factors as it deems relevant including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

(b)	Committee Determinations

Subject to compliance with Section 162(m) of the Code for any Award intended to be “performance-based compensation” under Section 162(m) of the Code, the Committee may, without amendment to the Plan, (i) accelerate the date on which any Option, SAR, Performance Award or Stock Bonus granted under the Plan becomes exercisable, or otherwise adjust any of the terms of such Award (except that no such adjustment shall, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award unless the Committee determines that such adjustment is necessary or appropriate to prevent such Award from constituting “excess applicable employee remuneration” within the meaning of Section 162(m) of the Code), (ii) subject to Section 8(a), waive any condition of an Award, or otherwise amend or adjust any of the terms of such Award; provided, however, that (A) other than in connection with a change in the Company’s capitalization as described in Section 14, the exercise price of any Option, SAR or other form of Award may not be reduced without approval of the Company’s shareholders; (B) the amount payable to a covered employee with respect to a qualified performance-based Award may not be adjusted upwards and the Committee may not waive or alter Performance Measures associated with an Award in a manner that would violate Section 162(m) of the Code; and (C) the number of shares of Restricted Stock for which the vesting period may be waived shall be limited to five percent (5%) of the shares authorized for issuance under the Plan, or (iii) as to any Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of a performance period, the Committee may revise the Performance Measures and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, any Subsidiary, division, Affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Measures unfair to the Company or a Participant unless a revision is made; provided, however, the Committee may not accelerate the date on which an Option becomes exercisable or waive the vesting period of any Award except in the event of a Participant’s death, Disability or Retirement, or a Change of Control. Notwithstanding the forgoing provisions of this Section 4(b), neither the Committee nor the Board may, except for adjustments pursuant to Section 14, or as a result of a Change in Control, materially amend a Restricted Stock or Restricted Stock Unit Award, including an acceleration or waiver of a restriction thereof.

(c)	409A

The Company intends that Awards under the Plan shall to the extent applicable satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the

Plan and all Award Agreements in a manner consistent with that intent, and the Plan shall be so administered. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results.

(d)	Committee Liability

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligible Persons

The persons who shall be eligible to receive Awards pursuant to the Plan shall be those Eligible Persons defined in Section 2(o) who are designated by the Committee. Awards may be made to non-employee directors of the Company as determined by the Committee and approved by the Board of Directors. The number of shares of Stock subject to an Award to a non-employee director, or formula pursuant to which such number shall be determined, the type or types of Awards, the date of grant and vesting, expiration and other terms applicable to Awards to non-employee directors shall be specified from time to time by the Committee and approved by the Board of Directors, subject to this Plan. Awards to non-employee directors may include any of the types of Awards specified in Section 2(b).

6.	Options

The Committee may grant Options pursuant to the Plan. Each Option shall be evidenced by an Award Agreement in such form and including such terms as the Committee shall from time to time approve. Except as otherwise provided in the Plan, Options shall comply with and be subject to the following terms and conditions:

(a)	Identification of Options

Each Option granted under the Plan shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or as a Non-Qualified Stock Option. In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

(b)	Exercise Price

The exercise price-per-share of any Option granted under the Plan shall be such price as the Committee shall determine which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Option is granted, except as permitted in connection with the issuance of Options in a transaction to which Section 424(a) of the Code applies.

(c)	Term and Exercise of Options

(i)	Except as provided in the Plan or in an Award Agreement, each Option shall remain exercisable until the expiration of ten (10) years from the date such Option was granted; provided, however, that each Stock Option shall be subject to earlier termination, expiration or cancellation as otherwise provided in the Award.

(ii)	Each Option shall be exercisable in whole or in part; provided, however, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Option or the entire portion of the Option that is then exercisable. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the Award Agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(iv) hereof.

(iii)	An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise, and by paying the Company the full purchase price of the Company Stock to be acquired upon exercise of the Option in the manner provided in Section 13(i). Such notice shall be accompanied by the Award Agreement or Agreements evidencing the Option shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement or Agreements shall be returned to him.

(iv)	Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or his or her Beneficiary (or permitted transferee), as the case may be, and delivered to the Participant or his or her Beneficiary (or permitted transferee), as the case may be, as soon as practicable following the effective date on which the Option is exercised.

(v)	The Committee may at its sole discretion on a case by case basis, in any applicable agreement evidencing an Option (other than, to the extent inconsistent with the requirements of Section 422 of the Code, an Incentive Stock Option), permit a Participant to transfer all or some of the Options to (A) the Participant’s Immediate Family Members, or (B) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

(d)	Limitations on Grant of Incentive Stock Options

(i)	To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of any stock with respect to which Incentive Stock Options granted under the Plan and all other plans of the Company (and any plans of any “Subsidiary Company” or “parent Company” of the Company within the meaning of Section 424 of the Code) are first exercisable by any employee during any calendar year shall exceed the maximum limit, if any, imposed from time to time under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Qualified Stock Options. In such an event, the determination of which Options shall remain Incentive Stock Options and which shall be treated as Non-Qualified Stock Options shall be based on the order in which such Options were granted. All other terms and provisions of such Options that are deemed to be Non-Qualified Stock Options shall remain unchanged.

(ii)	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its “Subsidiary Companies” (within the meaning of Section 424 of the Code), unless (A) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

7.	Stock Appreciation Rights (SARs)

The Committee may grant SARs pursuant to the Plan, which SARs shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. SARs shall comply with and be subject to the following terms and conditions:

(a)	Exercise Price

The exercise price of any SAR granted under the Plan shall be determined by the Committee which shall not be less than 100% of the Fair Market Value of a share of Company Stock at the time of the grant of such SAR.

(b)	Benefit Upon Exercise

(i)	The exercise of a SAR with respect to any number of shares of Company Stock shall entitle a Participant to a payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Company Stock on the exercise date over (B) the exercise price of the SAR. Payment may be made in whole or in part in cash, whole shares of the Company’s common stock, or a combination of cash and stock.

(ii)	All payments under this Section 7(b) shall be made as soon as practicable, but in no event later than five business days, after the effective date of the exercise of the SAR.

(c)	Term and Exercise of SARs

(i)	Each SAR shall be exercisable on such date or dates, during such period and for such number of shares of Company Stock as shall be determined by the Committee and set forth in the agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten years from the date such SAR was granted; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Award.

(ii)	Each SAR, may be exercised in whole or in part; provided, however, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a SAR, the Award Agreement evidencing such SAR, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment described in Section 7(b)(i) or 7(b)(ii) hereof.

(iii)	A SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement evidencing the SAR, shall specify the number of shares of Company Stock with respect to which the SAR is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the Award Agreement evidencing the SAR shall be returned to him.

(iv)	Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant, each SAR granted to a Participant shall be exercisable only by the Participant and no SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Award Agreement evidencing a SAR, permit a Participant to transfer all or some of the SAR to (A) the Participant’s Immediate Family Members, or (B) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

8.	Restricted Stock or Restricted Stock Units

The Committee may grant shares of Restricted Stock or Restricted Stock Units pursuant to the Plan. Each grant of shares of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve. Each grant of shares of Restricted Stock or Restricted Stock Units shall comply with and be subject to the following terms and conditions:

(a)	Issue Date and Vesting Date; Minimum Restriction Period

At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee shall establish the date of issuance and vesting with respect to such shares or Awards. In the case of Restricted Stock Units, no shares of Company Stock shall be issued when the Award is granted, but rather upon the lapse of restrictions and the lapse of the restriction period, at which time, shares of Company Stock or other cash or property shall be issued to the Participant holding the Restricted Stock Units. The restriction period for an Award of Restricted Stock and Restricted Stock Units that is based upon continued employment or the passage of time shall provide for vesting of an Award of Restricted Stock or Restricted Stock Units in not less than pro rata installments over three years from the date an Award is made, other than with respect to such Awards that are issued or settled upon the death, Disability or Retirement of the Participant; provided, however, a restriction period of at least one (1) year is permitted if the Award is subject to satisfying Performance Measures or the achievement of personal performance criteria; in each case as specified in the agreement evidencing the Award. Notwithstanding the above, an Award may provide for accelerated vesting upon a Change in Control and an Award not intended to be qualified performance-based compensation under Section 162(m) of the Code may provide for accelerated vesting upon a Participant’s Retirement.

(b)	Conditions to Vesting

At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee may impose such restrictions, conditions, not inconsistent with the provisions hereof, to the vesting of such shares or units, as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock or Restricted Stock Units, that the Participant or the Company achieve such Performance Measures including, but not limited to the period of active service as the Committee may specify at the time of the grant.

(c)	Restrictions on Transfer Prior to Vesting

Prior to the vesting of Restricted Stock or Restricted Stock Units, no transfer of a Participant’s rights with respect to such shares or units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such shares or units, but immediately upon any attempt to transfer such rights, such shares or units, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

(d)	Certificates

Restricted Stock issued prior to the Vesting Date may be certificated or uncertificated, as determined by the Committee.

(i)

Except as otherwise provided in this Section 8 hereof, reasonably promptly after the date identified in the Award Agreement for issuance of certificated shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant or Beneficiary to whom such shares were granted, evidencing such shares; provided, that the

Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Patterson Companies, Inc. Amended and Restated Equity Incentive Plan and an Award Agreement entered into between the registered owner of such shares and Patterson Companies, Inc. A copy of the Plan and Award Agreement is on file in the office of the Secretary of Patterson Companies, Inc., 1031 Mendota Heights Road, St Paul, Minnesota 55120.

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms of the Award Agreement.

(ii)	Each certificate issued pursuant to Section 8(d)(i) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company (which custodian may be the Company). The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(e)	Consequences Upon Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares (whether certificated or uncertificated) were granted, a certificate evidencing such share, free of the legend set forth in Section 8(d)(i) hereof, together with any other property of the Participant held by the custodian pursuant to Section 8(d) hereof.

(f)	Voting Rights and Dividends

The Participant shall have the right to vote all shares of Restricted Stock during the period the restriction is enforced. Whenever such voting rights are to be exercised, the Company shall provide the Participant with the same notices and other materials as are provided to other holders of the Stock, and the Participant shall be provided adequate opportunity to review the notices and material and vote the Restricted Stock allocated to him or her. Any dividends authorized by the Company to be paid to the Participant during the period the restriction is enforced, will be subject to the same restrictions as the underlying shares upon which the dividend is declared.

9.	Stock Bonuses

The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time, subject to the limits set forth in Section 3 hereof. A Stock Bonus shall be in lieu of all or a portion of a Participant’s salary or bonus and shall be paid at such time (including a future date selected by the Committee at the time of grant) and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. By way of example and not by way of limitation, the Committee may require, as a condition to the payment of a Stock Bonus, that the Participant or the Company achieve such Performance Measures as the Committee may specify at the time of the grant. Certificates for shares of Company Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid. Prior to the date on which a Stock Bonus awarded hereunder is required to be paid, such Award shall constitute an unfunded, unsecured promise by the Company to distribute Company Stock in the future.

10.	Cash Bonuses

The Committee may, in its absolute discretion, in connection with any grant of Restricted Stock, Restricted Stock Units, Stock Bonus, or Non-Qualified Stock Options or at any time thereafter, grant a Cash Bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such grant of Restricted Stock, Restricted Stock Units, Non-Qualified Stock Options or Stock Bonuses, in such amounts as the Committee shall determine from time to time; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or Restricted Stock Units or Stock Bonus on such date or the limit set forth in Section 3(b). A Cash Bonus shall be subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus. No payment shall be made under any Cash Bonus that is intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, unless the Committee certifies in writing that the Performance Measures for the performance period have in fact been achieved.

11.	Performance Awards

The Committee may grant Performance Awards which may be earned based upon achievement of Performance Measures. With respect to each such award, the Committee shall establish a performance period over which achievement of Performance Measures shall be determined and Performance Measures to be met or exceeded. Such standards shall be established at the time of such award and set forth in the Award Agreement.

(a)	Performance Awards

Each Performance Award shall have a maximum value established by the Committee at the time of such award.

(b)	Performance Measures

Performance Awards shall be awarded to an Eligible Person contingent upon future performance of the Company and/or the Company’s Subsidiary, division or department in which such person is employed over the performance period. The Committee shall establish the Performance Measures applicable to such performance.

(c)	Award Criteria

In determining the value of Performance Awards, the Committee shall take into account an Eligible Person’s responsibility level, performance, potential, cash compensation level, unexercised Options, other incentive awards and such other considerations as it deems appropriate. Notwithstanding the preceding sentence, to the extent necessary for a Performance Award payable in cash to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the maximum amount that may be paid under all such Performance Awards to any one Eligible Person during any calendar year shall be $1,500,000.

(d)	Payment

Following the end of each performance period, the Participant holding each Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of common stock or a combination thereof, all at the discretion of the Committee. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose. Notwithstanding anything contained herein to the contrary, in the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, no payment shall be made under any such Performance Award until the Committee certifies in writing that the Performance Measures for the performance period have in fact been achieved.

(e)	Other Terms and Conditions

When a Performance Award is payable in installments in common stock, if determined by the Committee, one or more stock certificates or book-entry credits registered in the name of the Participant representing shares of common stock which would have been issuable to the Participant if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Participant, and during the period until such installment becomes due such Participant shall have the right to receive dividends (or the cash equivalent thereof) and shall also have the right to vote such common stock and all other shareholder rights (in each case unless otherwise provided in the agreement evidencing the Performance Award), with the exception that (i) the Participant shall not be entitled to delivery of any stock certificate until the installment payable in shares becomes due, (ii) the Company shall retain custody of any stock certificates until such time and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or dispose of such common stock until such time. A distribution with respect to shares of common stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the shares of common stock with respect to which such distribution was made, unless otherwise determined by the Committee.

(f)	Performance Award Agreements

Each Performance Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

12.	Dividend Equivalents and Other Stock-Based Awards

The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation; securities convertible into Stock), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Awards, subject to the terms of the Plan and the Award Agreement. Any consideration paid by the Participant with respect to any Other Stock-Based Awards may be paid by such method or methods and in such form or forms (including, without limitation, cash, Stock, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

13.	Other Provisions Applicable to Awards.

(a)	Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:

(i)	Any Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii)	The restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Units shall lapse, and such Restricted Stock or Restricted Stock Units shall become free of all restrictions and become fully vested.

(iii)	All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash or shares, as determined by the Committee, as promptly as is practicable.

(iv)	All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions and become fully vested.

(b)	Suspension or Cancellation for Cause

If the Committee reasonably believes that a Participant has committed an act of misconduct which the Committee determines may constitute Cause, it may suspend the Participant’s right to exercise any rights under an Award pending a determination by the Committee as to whether or not an Award(s) shall be terminated or cancelled. If the employment of a Participant is terminated by the Company for Cause, then the Committee shall have the right to cancel any Awards granted to the Participant, whether or not vested, under the Plan. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant’s employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant’s termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. A Participant’s termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

(c)	Right of Recapture

If at any time within one year after the date on which a Participant exercises rights under an Award, or if income is realized by a Participant in connection with any Other Stock-Based Award (each of which events shall be a “realization event”), if the Committee determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (i) results in the Participant’s termination or deemed termination of employment for Cause or (ii) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interest of the Company), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Company Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

(d)	Consideration of Awards

Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(e)	Awards May Be Granted Separately or Together

Awards may, in the discretion of the Committee, be granted either alone, in addition to, in tandem with or in substitution for any other Award or any Award granted under any plan of the Company other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with Awards granted under any such other plan of the Company may be granted either at the same time as or at a different time from the grant of such other Awards.

(f)	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(g)	No Right to Employment, etc.

The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. In addition, the Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise provided in the Plan or in any Award Agreement.

(h)	No Fractional Shares

No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of a fractional share, or whether fractional rights shall be cancelled or otherwise eliminated.

(i)	Forms of Payment Under Awards

Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules of the Committee.

Except as provided herein, the purchase price of each share of Stock purchased by an Eligible Person or transferee upon the exercise of any Option or other Award requiring payment shall be paid: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; (ii) at the discretion of the Committee, through the delivery of shares of Stock, having initially or as a result of successive exchanges of shares, an aggregate Fair Market Value (as determined in the manner provided under this Plan) equal to the aggregate purchase price for the Stock as to which the Option or other Award is being exercised; (iii) at the discretion of the Committee, by a combination of both (i) and (ii) above; or (iv) by such other method as may be permitted in the written Award Agreement between the Company and the Participant.

(j)	Limits on Transfer of Awards

Subject to Section 6(c), no Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder; provided, however, that, if so determined by the Committee, a Participant may, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Except as otherwise provided in Section 6(c) or any applicable Award Agreement or amendment thereto, each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Any Award which is transferred pursuant to a qualified domestic relations order or as otherwise as permitted by the Plan and the applicable Award Agreement shall remain subject to the terms and conditions set forth in the Award Agreement and the Plan. Except as otherwise provided in any applicable Award Agreement or amendment thereto, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(k)	Term of Awards

The term of each Award shall be for such periods as may be determined by the Committee at the time of grant but in no event shall any Award have a term of more than 10 years.

14.	Adjustment Upon Changes in Company Stock

(a)	Adjustments

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company or other similar transaction or event affecting shares of the Company would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option or the availability of any Stock Appreciation Rights, if any, contained in any Award, and any Change in Control or similar provisions of any Award), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

(b)	Outstanding Restricted Stock

Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Restricted Stock, which has passed its issuance date but has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, not involving a Change in Control, shall not vest until such share of Restricted Stock vests in accordance with a Participant’s Award Agreement, and shall be promptly deposited with the custodian designated pursuant to Section 8(d)(ii) hereof.

15.	Rights as a Shareholder

No Participant shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Option or Restricted Stock Unit granted pursuant to the Plan until the date that the Participant becomes the registered owner of such shares. Except as otherwise expressly provided in Section 14 hereof, no adjustment to any Option or Restricted Stock Unit shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

16.	No Special Employment Rights; No Right to Award

Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. No Participant shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

17.	Securities Matters

(a)	Issuance of Shares

The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)	Timing of Exercise

The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Company Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain a refund of any amount paid with respect thereto.

18.	Compliance with Rule 16b-3

It is intended that the Plan be applied and administered in compliance with Rule l6b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule l6b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule l6b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

19.	Withholding Taxes

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any issuance, exercise or vesting of an Award, or any disposition of shares of Company Stock. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to a Participant under such Award or by tendering a Participant’s Previously Acquired Shares.

20.	Amendments

Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:

(a)	Amendments to the Plan

The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would (i) increase the number of shares that may be issued under the Plan; (ii) permit granting of Options or SARs at less than Fair Market Value; (iii) permit the repricing of outstanding Options or SARs; (iv) amend the maximum shares set forth that may be granted as Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units or Stock Bonus to any Participant; (v) extend the term of the Plan; (vi) change the class of persons eligible to participate in the Plan; or (vii) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules.

(b)	Correction of Defects, Omissions and Inconsistencies

The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable.

21.	No Obligation to Exercise

The grant to a Participant of an Option, SAR, Performance Award or Other Stock-Based Awards shall impose no obligation upon such Participant to exercise such Award.

22.	Transfers Upon Death

No transfer by will or the laws of descent and distribution of any Stock Award, or the right to exercise any Stock Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

23.	Expenses and Receipts

The expenses related to administering the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

24.	Limitations Imposed By Section 162(m)

Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an Award may be limited as a result of Section 162(m) of the Code, the Committee may take the following actions:

(a)	With respect to Options, SARs or Restricted Stock Units, the Committee may delay the payment in respect to such Options, SARs or Restricted Stock Units until a date that is within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. In the event that a Participant exercises an Option or SAR at a time when the Participant is a “covered employee,” and the Committee determines to delay the payment in respect of such Award, the Committee shall credit cash or, in the case of an amount payable in Company Stock, the Fair Market Value of the Company Stock, payable to the Participant to a book-entry account established in the Participant’s name in the financial records of the Company. The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

(b)	With respect to Restricted Stock or Restricted Stock Units and Stock Bonuses, the Committee may require the Participant to surrender to the Committee any certificates with respect to Restricted Stock and Stock Bonuses in order to cancel the Awards of such Restricted Stock or Restricted Stock Units and Stock Bonuses (and any related Cash Bonuses). In exchange for such cancellation, the Committee shall credit to a book-entry account established in the Participant’s name in the financial records of the Company a cash amount equal to the Fair Market Value of the shares of Company Stock subject to such Awards. The amount credited to such account shall be paid to the Participant within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

25.	Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, a failure by a Participant (or Beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or Award Agreement, unless such failure is remedied by such Participant (or a Beneficiary or permitted transferee) within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

26.	Term of the Plan

Subject to approval by the shareholders of the Company at the 2012 annual meeting of shareholders, the Plan and the right to grant Awards under the Plan will terminate on June 12, 2022.

27.	Severability of Provisions

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

28.	Applicable Law

Except to the extent preempted by any applicable law, the Plan will be construed and administered in accordance with the laws of the State of Minnesota, without reference to the principles of conflicts of law.

29.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

APPENDIX C

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

OF PATTERSON COMPANIES, INC.

(as amended and restated on June 12, 2012)

The following constitute the provisions of the Amended and Restated Employee Stock Purchase Plan of Patterson Companies, Inc. (the “Company”), a Minnesota corporation.

1. Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

a.	“Board” shall mean the Board of Directors of the Company.

b.	“Code” shall mean the Internal Revenue Code of 1986, as amended.

c.	“Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

d.	“Company” shall mean Patterson Companies, Inc., a Minnesota corporation.

e.	“Compensation” shall mean all regular straight time gross earnings and shall also include payments for overtime, shift premium and commissions. Compensation shall not include incentive compensation, bonuses or other incentive payments.

f.	“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

g.	“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

h.	“Employee” shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

i.	“Exercise Date” shall mean the last day of each third month during the offering period of the Plan.

j.	“Offering Date” shall mean the first day of each offering period of the Plan.

k.	“Plan” shall mean this Employee Stock Purchase Plan.

l.	“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

a.	Any person who is an Employee as of the Offering Date of a given offering period and who has had Continuous Status as an Employee for six consecutive months shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code. All eligible Employees who elect to participate in this Plan shall have the same rights and privileges except as provided in subparagraph (b) below.

b.	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods.    The Plan shall be implemented by one offering during each 12 month period of the Plan, commencing on or about either January 1 or July 1 of any calendar year, and continuing thereafter to a date no later than December 31 of the same calendar year or until terminated in accordance with paragraph 20 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

5. Participation.

a.	An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

b.	Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11. Payroll deductions must be whole dollar amounts only and may not be less than $10.00 per pay period.

6. Payroll Deductions.

a.	At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period which cumulatively do not exceed ten percent (10%) of his aggregate compensation during said offering period.

b.	All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

c.	A participant may discontinue his participation in the Plan as provided in paragraph 11, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization.

7. Grant of Option.

a.	On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions to be accumulated during such offering period (not to exceed an amount equal to ten percent (10%) of his Compensation as of the date of the commencement of the applicable offering period) by eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date, subject to the limitations set forth in paragraph 3(b) and 13 hereof. Fair market value of a share of the Company’s Common Stock shall be determined as provided in paragraph 7(b) herein.

b.

The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or

(ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock for such date, as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on such date, as reported by such exchange.

8. Exercise of Option.    Unless a participant withdraws from the Plan as provided in paragraph 11, his option for the purchase of shares will be exercised automatically on the Exercise Dates of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.

9. Delivery.    As promptly as practicable after the Exercise Date of each offering period, the Company shall arrange a “book entry” (i.e., a computerized or manual entry) record in the name of the Employee representing the whole shares or fraction of whole shares purchased upon exercise of his option.

10. Expenses.    All costs of maintaining records and executing transfers will be borne by the Company. Brokerage expenses incurred in connection with the purchase of shares shall be included as part of the costs of the shares to the participating employees.

11. Withdrawal; Termination of Employment.

a.	A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving 5 days prior written notice to the Company. All of the participant’s payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

b.	Upon termination of the participant’s Continuous Status as an Employee prior to each Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 15, and his option will be automatically terminated.

c.	In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

d.	A Participant who withdraws from an offering may not revoke that withdrawal and recommence payroll deductions during the same offering period.

e.	A participant’s withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

12. Interest.    No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

a.

The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 6,750,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

b.	The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

c.	Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

14. Administration.    The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

a.	Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

b.	If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

15. Designation of Beneficiary.

a.	A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the offering period.

b.	Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

17. Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20. Amendment or Termination.    The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 19, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 22) if such amendment would:

a.	Increase the number of shares that may be issued under the Plan;

b.	Permit payroll deductions at a rate in excess of ten percent (10%) of the participant’s Compensation;

c.	Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

d.	If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at the time of such amendment, materially increase the benefits which may accrue to participants under the Plan.

If any amendment requiring shareholder approval under this paragraph 20 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in paragraph 22 of the Plan.

21. Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Shareholder Approval.

a.	Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

b.	If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

c.	If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in paragraph 22(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an option hereunder to an officer or director after such registration, do the following:

i.	furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

ii.	Commission four copies of the written information referred to in subparagraph (ii) hereof not later than the date on which such information is first sent or given to shareholders.

23. Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

24. Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 22. It shall continue in effect for an indefinite duration unless sooner terminated under paragraph 20.

PATTERSON COMPANIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

Monday, September 10, 2012

4:30 p.m. local time

1031 Mendota Heights Road

St. Paul, MN 55120

Patterson Companies, Inc.	proxy
1031 Mendota Heights Road
St. Paul, Minnesota 55120

This proxy is solicited by the Board of Directors for use at the Annual Meeting on September 10, 2012.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4, 5 and 6, and “AGAINST” Item 7.

By signing the proxy, you revoke all prior proxies and appoint Scott P. Anderson and R. Stephen Armstrong, or either of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or at any adjournment or postponement thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE www.eproxy.com/pdco	TELEPHONE 1-800-560-1965	MAIL

Use the Internet to vote your proxy until 11:59 p.m. (CT) on Friday, September 7, 2012.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on Friday, September 7, 2012.	Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Proxy Card.

[Logo]	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark Box and indicate changes below: ☐

COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ITEMS 1 THROUGH 7

BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Scott P. Anderson, Ellen A. Rudnick, Harold C. Slavkin and James W. Wiltz have been nominated to serve three-year terms expiring in 2015, and Jody H. Feragen, who joined the Board of Directors in September 2011, has been nominated to serve a two-year term expiring in 2014.

The Board of Directors Recommends a Vote “FOR” Items 1, 2, 3, 4, 5 and 6.
1.

To elect four directors (Anderson, Rudnick, Slavkin and Wiltz) to have terms expiring in 2015 and one director (Feragen) to have a term expiring in 2014, and until their successors shall be elected and duly qualified.

				☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
	01 Scott P. Anderson	03 Harold C. Slavkin	05 Jody H. Feragen
	02 Ellen A. Rudnick	04 James W. Wiltz

Please fold here – Do not separate ò ò
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the amendment to our Bylaws.	☐ For	☐ Against	☐ Abstain
3.	To approve the amendment to our Amended and Restated Equity Incentive Plan.	☐ For	☐ Against	☐ Abstain
4.	To approve the amendment to our Amended and Restated Employee Stock Purchase Plan.	☐ For	☐ Against	☐ Abstain
5.	Advisory approval of executive compensation.	☐ For	☐ Against	☐ Abstain
6.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2013.	☐ For	☐ Against	☐ Abstain

The Board of Directors Recommends a Vote “AGAINST” Item 7.
7.	To approve the shareholder proposal regarding the adoption of cumulative voting.	☐ For	☐ Against	☐ Abstain

8.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5 AND 6, AND AGAINST ITEM 7.

Date: ,2012

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.